EXHIBIT 10(l)

PACCAR INC SAVINGS INVESTMENT PLAN

Amendment and Restatement Effective January 1, 2006

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PACCAR INC SAVINGS INVESTMENT PLAN

(As Amended and Restated Effective January 1, 2006)

Effective January 1, 1955, Pacific Car and Foundry Company, the corporate predecessor of PACCAR Inc (a Delaware corporation), adopted the Pacific Car and Foundry Company Profit Sharing Plan and executed a Trust Agreement to provide profit-sharing benefits for its salaried employees.

The Plan has been subsequently amended and restated and has been renamed the “PACCAR Inc Savings Investment Plan.”  Effective April 1, 2005, PACCAR Inc amended and restated the Plan to provide that a portion of the Plan will constitute an employee stock ownership plan within the meaning of IRC section 4975(e)(7).  Effective January 1, 2006, PACCAR Inc further amended and restated the Plan to comply with final regulations under IRC section 401(k) and to make certain other amendments as set forth herein.   Certain provisions, which are specifically identified, have a different effective date.

ARTICLE 1

PURPOSE AND SCOPE

1.1           Purpose of Plan

The purposes of this amended and restated Plan are:

(a)           To encourage systematic savings and investment by Eligible Employees as a means of building financial security;

(b)           To increase the identification of Eligible Employees with the Company’s financial success;

(c)           To provide Eligible Employees with a flexible savings and investment program enabling them to make decisions concerning the rate of return and relative risk of the investments made for their Accounts, as their personal or economic conditions change; and

(d)           To offer additional inducements which will attract and retain Eligible Employees with the knowledge and skills necessary for the Company’s success.

The Plan provides for contributions to be made by the Company to aid in accomplishing these purposes.

The Plan and the Trust Agreement are intended to meet the requirements of IRC sections 401(a), 401(k) and 501(a).  The assets of the Plan are held in trust and are invested for the exclusive purpose of providing benefits to Members of the Plan and their Beneficiaries.

The Plan is intended to qualify as an eligible individual account plan under section 407(d)(3) of ERISA, which is permitted to acquire and hold any amount of qualifying employer securities, and a portion of the Plan is intended to qualify as an employee stock ownership plan under IRC section 4975(e)(7), which portion is designed to invest primarily in PACCAR Stock.

1.2           Scope of Plan

The Plan, as set forth herein, applies to Members who are in employment as Employees on or after January 1, 2006.  The rights and benefits, if any, of a former Employee shall be determined in accordance with the provisions of the Plan as in effect on the date when his employment terminated.

1.3           PACCAR Inc Administers for Participating Subsidiaries; Allocation of Cost

All acts required of the Company hereunder shall be performed by PACCAR Inc for itself and each of its participating Subsidiaries.  The cost of the Plan shall be apportioned equitably among PACCAR Inc and its participating Subsidiaries; provided that if a Subsidiary is prevented from making any contribution which it otherwise would have made under the Plan by reason of having insufficient Current or Accumulated Earnings and Profits, then the contribution which such Subsidiary would have made shall be made by PACCAR Inc and its other participating Subsidiaries in such proportions as PACCAR Inc may determine, and in accordance with and subject to the deductible contribution limitations of IRC section 404 and the provisions of Article 5.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

2.1           General Definitions

The following words and phrases when used herein shall have the following meanings, unless the context otherwise requires:

(a)           “Accounts” means a Member’s Employee, Salary Deferral and Company Contributions Accounts (to the extent applicable).

(b)           “Aggregate 401(k) Contributions” means, for any Plan Year, the sum of the following: (1) the Member’s Salary Deferrals for the Plan Year; and (2) the Company Contributions allocated to the Member’s Accounts as of a date within the Plan Year, to the extent that such Company Contributions are aggregated with Salary Deferrals pursuant to Section 4.9.  The foregoing Paragraph (1) to the contrary notwithstanding, Aggregate 401(k) Contributions shall not include Age 50 Catch-Up Deferrals and the Excess Deferrals of a Nonhighly Compensated Employee that are refunded to such Nonhighly Compensated Employee pursuant to Section 4.5, provided that such Excess Deferrals are solely attributable to elective deferrals (within the meaning of section 402(g)(3) of the IRC) under a plan or plans (including the Plan) maintained by PACCAR Inc or any Subsidiary (as defined in Section 2.1(nn) without regard to the last sentence thereof).

(c)           “Aggregate 401(m) Contributions” means, for any Plan Year, the sum of the following: (1) the Company Contributions allocated to the Member’s Accounts as of a date within the Plan Year; and (2) the Member’s Salary Deferrals for the Plan Year, to the extent that such Salary Deferrals are aggregated with Company Contributions pursuant to Section 5.6.

(d)           “Beneficiary” means a person designated pursuant to Section 8.9(c) who is entitled to receive all or part of a Member’s Benefit under the Plan in the event of such Member’s death prior to the total distribution of such Benefit.

(e)           “Benefit” means the nonforfeitable balance in a Member’s Accounts (reduced by the amount of any loan balance that remains outstanding under Article 9 at the time such Benefit is paid or at the time of the Member’s death, whichever is earlier, and reduced by any prior distribution to the Member) which is distributable to such Member under the Plan, determined pursuant to Article 8.

(f)            “Company” means (1) PACCAR Inc and (2) all of its Subsidiaries which have been designated to participate in the Plan by PACCAR Inc and which have accepted such designation in writing, while such designation is in effect.

(g)           “Company Contributions” means amounts contributed to the Plan by the Company pursuant to Article 5.

(h)           “Company Contributions Account” means the account to which is credited a Member’s share of Company Contributions pursuant to Article 5, as more specifically described in Article 7.

(i)            “Compensation” means “wages” paid to a Member by the Company while such Member is an Eligible Employee, and includes the amounts described in section 3401(a) of the IRC for purposes of income tax withholding at the source, but determined:

(1)           Without regard to any rules that limit the remuneration included in “wages” based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the IRC);

(2)           By including elective deferrals excludable from the Member’s gross income under section 125, section 132(f)(4) or section 402(e)(3) of the IRC and made to a plan maintained by the Company, including amounts contributed to the Plan as Salary Deferrals;

(3)           By excluding reimbursements or other expense allowances (such as, for example, hardship allowances, currency allowances, housing allowances, education allowances, car allowances, tuition reimbursement, tax equalization payments to relocated Employees or Employees on foreign service, cost-of-living allowances to Employees on foreign service), fringe benefits (cash and non-cash), moving expenses, deferred compensation, payments received under an extended or long-term disability plan maintained by the Company, welfare benefits, payments received under the Company’s Long Term Incentive Plan or any similar plan and amounts realized from the exercise, sale, exchange or other disposition of a stock option or stock appreciation right; and

(4)           By excluding amounts in excess of $200,000, as adjusted by the Commissioner of the Internal Revenue to reflect increases in the cost-of-living in accordance with section 401(a)(17)(B).  If the Plan Year is less than 12 consecutive months, the compensation limit shall be prorated accordingly.  With respect to Salary Deferrals, the $200,000 indexed limitation shall be applied as follows: the percentage deferral elected by the Member under Section 4.1 shall apply to his or her entire Compensation for the payroll period (even if on an annualized basis Compensation would exceed $200,000 as indexed), provided, however, that aggregate Salary Deferrals for the Plan Year shall not exceed the lesser of (i) the dollar limitation under section 402(g) of the IRC (described in Section 4.5) or (ii) the dollar amount determined by multiplying the $200,000 indexed amount by the maximum deferral percentage permitted under Section 4.1.

(j)            “Current or Accumulated Earnings and Profits” of any corporation participating in the Plan means current or accumulated net income or profits, as determined by it upon the basis of its books of account in accordance with generally accepted accounting practices, without any deduction for taxes based on income or for Company Contributions made by such corporation under the Plan, and before consolidation of its financial statements with any other corporation affiliated with it.

(k)           “Eligible Employee” means any Employee of the Company who is receiving Compensation, as defined in Section 2.1(i).  “Eligible Employee” does not include (1) any individual whose employment is covered by a collective-bargaining agreement (unless the collective-bargaining agreement expressly provides for the individual’s participation in the Plan), (2) any individual classified as a commissioned salesman, (3) any individual who is neither a resident nor citizen of the United States, (4) any “leased employee” (within the meaning of section 414(n) of the IRC) or any individual who would be a leased employee but for the period-of-service requirement under section 414(n) of the IRC, (5) any individual who is not classified by the Company as an Employee (but, for example, is classified as an “independent contractor”) even if such individual is later determined to be an Employee, and (6) any individual who is subject to a written agreement that provides that such individual shall not be eligible to participate in the Plan.  If, during any period, the Company has not treated an individual as an Employee and, for that reason, has not withheld employment taxes with respect to that individual, then that individual shall not be an Eligible Employee for that period, even in the event that the individual is determined, retroactively, to have been an Employee during all or any portion of that period.

(l)            “Employee” means any individual who (1) is a common-law employee of PACCAR Inc or any of its Subsidiaries under the customary employer-employee relationship or (2) is, with respect to PACCAR Inc or any of its Subsidiaries, a “leased employee” (within the meaning of section 414(n) of the IRC).

(m)          “Employee Accounts”  means the account to which a Member’s Member Contributions were credited, as further described in Section 7.1(c), and which is adjusted for any distributions and withdrawals by the Member.

(n)           “ERISA” means the Employee Retirement Income Security Act of 1974 (P.L. 93-406) and includes subsequent amendments of such Act.  Reference to a section of ERISA shall include such section and any comparable section of any future legislation amending, supplementing or superseding such section.

(o)           “Excess Aggregate Contributions” means the amount by which the Aggregate 401(m) Contributions of Highly Compensated Employees are reduced pursuant to Section 5.5.

(p)           “Excess Contributions” means the amount by which the Aggregate 401(k) Contributions of Highly Compensated Employees are reduced pursuant to Section 4.8.

(q)           “Excess Deferrals” means the amount of a Member’s Salary Deferrals and elective deferrals (within the meaning of section 402(g)(3) of the IRC), other than Age 50 Catch-Up Deferrals, that exceed the limits set forth in Section 4.5.

(r)            “Fiduciary” means a person having specific fiduciary responsibilities for Plan or Trust Fund administration, as further described in Article 12.

(s)           “Highly Compensated Employee” means any active Employee who:

(1)           Was a five-percent owner (as defined in Section 416 of the IRC taking into account the attribution rules as defined in Section 318(a) of the IRC) at any time during the Plan Year or the preceding Plan Year; or

(2)           For the preceding Plan Year:

(i)            Received Total Compensation from PACCAR Inc and any Subsidiary (as defined in Section 2.1(nn) without regard to the last sentence thereof) of more than $85,000 (or such larger amount as may be provided on account of cost of living adjustments pursuant to sections 414(q) and 415(d) of the IRC); and

(ii)           Provided the Company elects to apply this rule in accordance with the consistency and other requirements in regulations, was a member of the Top-Paid Group.

The term “Highly Compensated Employee” shall also include a former Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for PACCAR Inc or any Subsidiary (as defined in Section 2.1(nn) without regard to the last sentence thereof) during the determination year, and was a Highly Compensated Employee as an active Employee for either the separation year or any determination year ending on or after the Employee’s 55th birthday.

The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the Top-Paid Group, will be made in accordance with section 414(q) of the IRC and regulations thereunder.

(t)            “Investment Options” means with respect to any Plan Year or portion of a Plan Year, the investment media selected by the Company and established under the Trust Fund for investment of one or more types of contributions under the Plan.

(u)           “Investment Manager” means any person (other than the Trustee appointed pursuant to Article 6 and the Company):

(1)           Who has the power to manage, acquire or dispose of any assets of the Plan;

(2)           Who is (i) registered as an investment adviser under the Investment Advisers Act of 1940; (ii) a bank, as defined in such Act; or (iii) an insurance company qualified to perform services described in (1) above under the laws of more than one state; and

(3)           Who has acknowledged in writing that he (it) is a Fiduciary with respect to the Plan.

(v)           “IRC” means the United States Internal Revenue Code of 1986 and includes subsequent amendments of such Code.  Reference to a section of the IRC shall include such section and any comparable section of any future legislation amending, supplementing or superseding such section

(w)          “Layoff” means one of the following types of layoff for lack of work: (1) layoff due to the closure of a plant or other facility, (2) layoff due to job elimination on account of technological change, change in business focus or similar change, without reassignment of duties to another position (all as determined by the Company), (3) layoff due to a general or limited manpower reduction program mandated by the Company or (4) layoff due to the sale or other transfer of all or substantially all of the assets of a division, facility or line of business to a buyer other than a Subsidiary.

(x)            “Member” means an individual who is included in Plan membership pursuant to Article 3.  “Member” includes a Restricted Member, unless the Plan otherwise provides or the context otherwise requires.

(y)           “Member Contributions” means any amounts contributed to the Plan by a Member prior to February 1, 1983.

(z)            “Nonhighly Compensated Employee” for any Plan Year means any active Employee who is not a Highly Compensated Employee.

(aa)         “PACCAR Stock” means the common stock of PACCAR Inc and warrants or rights with respect thereto.

(bb)         “PACCAR Stock Fund” is described in Section 6.2.

(cc)         Period of Service

An Employee’s “Period of Service” shall commence on his Employment Date or Reemployment Date (as the case may be) and shall end when he quits, retires, is discharged, or dies.  In determining whether an Employee has completed a 12-month Period of Service, the following rules shall apply:

(1)           Bridging Rule

In the case of an Employee who quit, retired or was discharged, his Period of Service shall include the period following such quit, retirement or discharge, if he is rehired as an Employee within 12 months after the date when he first became absent from active employment (whether by reason of such quit, retirement or discharge or for any other reason).

(2)           Aggregation Method

In the case of a reemployed Employee, all of his separate Periods of Service shall be aggregated and treated as a single continuous Period of Service.  When partial months are aggregated, 30 days shall be deemed to equal one full month.

(3)           Service Records; Additional Credit

An Employee’s Period of Service shall be determined by the Company on the basis of employment records or on such other reasonable and nondiscriminatory basis as it may adopt.  The Company, pursuant to written rules, may recognize as a Period of Service any period of time not otherwise described in this Section, subject to such conditions and limitations as it may adopt.

(4)           Definitions

As used in this Section, the following words and phrases shall have the following meanings:

(A)          “Employment Date” means the date on which the Employee’s active employment as an Employee commences.

(B)           “Reemployment Date” means the date on which the Employee’s active employment as an Employee recommences following an absence which is not included in the Employee’s aggregate Period of Service under (a) above.

(dd)         “Plan” means this PACCAR Inc Savings Investment Plan, as amended from time to time.

(ee)         “Plan Year” means the calendar year.

(ff)           “Required Beginning Date” means, with respect to a Member:

(1)           if he attains or attained age 70½ before January 1, 1999 (and after January 1, 1989), April 1 of the calendar year following the calendar year in which he attains or attained age 70½;

(2)           if he attains age 70½ on or after January 1, 1999, and is not a five-percent owner (as defined in Section 416 of the IRC and taking into account any modifications under Section 401(a)(9) of the IRC), April 1 of the calendar year following the later of the calendar year in which he ceases to be an Employee or the calendar year in which he attains age 70½; and

(3)           if he attains age 70½ on or after January 1, 1999, and is a five-percent owner (as defined in Section 416 of the IRC and taking into account any modifications under Section 401(a)(9) of the IRC), April 1 of the calendar year following the calendar year in which he attains age 70½.

(gg)         “Restricted Member” means a Member who has limited membership rights under the Plan, as further described in Section 3.4.

(hh)         “Retirement” means termination of employment as an Employee (for a reason other than death) after a Member has fulfilled all requirements for a normal or early retirement benefit under any Retirement Plan.

(ii)           “Retirement Plan” means the PACCAR Inc Retirement Plan, the PACCAR Inc Retirement Plan for Weekly Paid Salaried Employees in effect prior to June 1, 1989, or any other defined-benefit or defined-contribution plan (other than this Plan) maintained by PACCAR Inc or any of its Subsidiaries which covers a Member and which is intended primarily to provide retirement income to its members, as determined and designated by the Company.

(jj)           “Rollover Contributions” means any amounts contributed to the Plan by an Eligible Employee under Section 4.13.

(kk)         “Salary Deferrals” means amounts paid to the Plan by the Company on a Member’s behalf pursuant to Section 4.1.

(ll)           “Salary Deferral Account” means the account to which a Member’s Salary Deferrals are credited, as further described in Section 7.1(b), and which is adjusted for any distributions and withdrawals by the Member.

(mm)       “Section 414(s) Compensation” means any one of the following definitions of compensation received by an Employee from PACCAR Inc and any Subsidiary (as defined in Section 2.1(nn) without regard to the last sentence thereof):

(1)           Compensation as defined in section 1.415-2(d) and (d)(3) of the Income Tax Regulations or any successor thereto;

(2)           Compensation as defined in Income Tax Regulation section 1.415-2(d)(10) or any successor thereto.

(3)           “Wages” within the meaning of section 3401(a) and all other payments of compensation (in the course of such employer’s trade or business) for which such employer is required to furnish the Employee a written statement under sections 6041(d), 6051(a)(3), and 6052, but determined without regard to any rules under section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2)).  (Generally, this option is wages as reflected on the taxable federal wages box of the Form W-2 of the Employee.)

(4)           “Wages” as defined in section 3401(a) of the IRC for purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the IRC);

(5)           Any of the definitions of Section 414(s) Compensation set forth in Paragraphs (1), (2), (3) and (4) above, reduced by all of the following items (even if includable in gross income): reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits;

(6)           Any of the definitions of Section 414 (s) Compensation set forth in Paragraphs (1), (2), (3), (4) and (5) above, modified to include any elective contributions made by a member of the Affiliated Group on behalf of the Employee that are not includable in gross income under section 125, 132(f)(4), 402(e)(3), 402(h) or 403(b) of the IRC; or

(7)           Any reasonable definition of compensation that does not by design favor Highly Compensated Employees and that satisfies the nondiscrimination requirement set forth in section 1.414(s)-1T(d)(2) of the Income Tax Regulations or the successor thereto.

Any definition of Section 414(s) Compensation shall be used consistently to define the compensation of all Employees taken into account in satisfying the requirements of an applicable provision of this Plan for the relevant determination period.  Section 414(s) Compensation shall not include compensation paid to an Employee for a Plan Year in excess of $200,000 (as adjusted by the Commissioner of Internal Revenue to reflect increases in the cost-of-living in accordance with section 401(a)(17)(B)).  For purposes of these limitations, if the Plan Year is less than 12 consecutive months, the limitation shall be prorated accordingly.

(nn)         “Subsidiary” means any corporation which is a member of a “controlled group of corporations” (within the meaning of IRC section 1563(a), determined without regard to IRC sections 1563(a)(4) and 1563(e)(3)(C)) of which group PACCAR Inc is also a member, while such a corporation.  “Subsidiary” also means, to the extent and for the purposes specified by the Company from time to time, any other corporation in which PACCAR Inc, or one or more of its Subsidiaries or affiliated corporations, has an ownership interest.

(oo)         “Top-Paid Group” for any Plan Year means the top 20 percent (in terms of Total Compensation) of all Employees of PACCAR Inc and its Subsidiaries (as defined in Section 2.1(nn) without regard to the last sentence thereof) on a U.S. dollar payroll, excluding the following:

(1)           Any Employee covered by a collective bargaining agreement except to the extent otherwise provided under Income Tax Regulation 1.414(q)-1T;

(2)           Any Employee who has not completed six-month Period of Service at the end of the Plan Year;

(3)           Any Employee who normally works less than 17½ hours per week;

(4)           Any Employee who normally works no more than six months during any year; and

(5)           Any Employee who has not attained the age of 21 at the end of the Plan Year.

(pp)         “Total Compensation” means “wages” as defined in section 3401(a) of the IRC for purposes of income tax withholding at the source, but determined:

(1)           Without regard to any rules that limit the remuneration included in “wages” based on the nature of location of the employment of the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the IRC); and

(2)           By including amounts deferred but not refunded under a cafeteria plan, as such term is defined in section 125(c) of the IRC and under a plan, including this Plan, qualified under section 401(k) of the IRC, and amounts excludable from a Member’s gross income under section 132(f)(4) of the IRC.

(qq)         “Totally Disabled” or “Total Disability” means, that because of injury or sickness the Member (1) has been paid long-term disability benefits for a period of at least 24 months under the PACCAR Inc Long-Term Disability Plan or any other long-term disability plan maintained by the Company or any of its subsidiaries, and continues to be eligible for such benefits under such long-term disability plan, (2) is eligible to receive disability benefits under the federal Social Security program, or (3) has a life expectancy of 24 months or less which has been certified in writing by an attending physician and approved by the Company.

(rr)           “Trust Agreement” means the trust agreement or agreements entered into by the Company and a Trustee pursuant to Section 6.1.

(ss)         “Trust Fund” means the assets of the Plan held in trust by a Trustee pursuant to a Trust Agreement.

(tt)           “Trustee” means the corporate Fiduciary or Fiduciaries appointed from time to time by the Company to hold the assets of the Plan in trust pursuant to a Trust Agreement.

(uu)         “USERRA” means the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended.

(vv)         “Valuation Date” means each business day.

Certain other defined terms used in particular provisions of the Plan are defined where used.

2.2           Construction

Any gender, where appearing in the Plan, shall be deemed to include the other gender, the singular shall include the plural, and the plural shall include the singular, unless the context otherwise requires.  Titles are for reference only.  In the event of a conflict between a title and the text of the Plan, the text of the Plan shall control.  In the event of a conflict between the text of the Plan and any summary, description or other information regarding the Plan, the text of the Plan shall control.

ARTICLE 3

ELIGIBILITY AND MEMBERSHIP

3.1           Commencement of Membership

Only an Eligible Employee may become a Member of the Plan.  Any other individual is excluded from becoming a Member until such time as he becomes an Eligible Employee.  An Eligible Employee may elect to become a Member as soon as reasonably practicable as of or after the date he has completed a 30-day Period of Service, provided that he is then an Eligible Employee.  An Eligible Employee who does not elect to become a Member when he is first eligible to do so may elect to become such a Member at any time thereafter.

3.2           Enrollment Procedures

An Eligible Employee who wishes to become a Member shall apply for membership in such manner as specified under the Company’s written procedures.  In filing an application for membership, an Eligible Employee shall agree to abide by the terms and conditions of the Plan and to provide such elections, designations or other information as the Company deems necessary for the proper administration of the Plan.  An application to become a Member shall be implemented as soon as reasonably practicable after its receipt by the Company.

3.3           Termination of Membership

An Eligible Employee, having become a Member, shall cease to be such a Member upon the termination of his employment as an Eligible Employee (although he will continue as a Restricted Member until the earlier of (a) his death or (b) the full distribution of any Benefit to which he is entitled under the Plan).

3.4           Restricted Membership

(a)           Status as Restricted Member

As long as any portion of the Benefit to which a Member is entitled under the Plan has not been distributed, such Member (while living) shall have the status of a Restricted Member for any period with respect to which:

(1)           The Member is contributing no Salary Deferrals under the Plan, whether as a result of a suspension of contributions pursuant to Section 4.4, as a result of a determination by the Company pursuant to Section 4.2, because the Member is receiving no Compensation, or for other reasons;

(2)           The Member fails to qualify as an Eligible Employee, whether by reason of a change in employment status, a transfer to a Subsidiary which does not participate in the Plan, or for other reasons, but remains an Employee; or

(3)           Employment as an Employee has terminated but the distribution of any Benefit to which the Member is entitled has not been completed.

An Employee (while living) shall also have the status of a Restricted Member if he is not a Member for all purposes of the Plan but has made a Rollover Contribution and such Contribution has not been fully distributed.

(b)           Effect of Restricted Membership

The following rules shall apply to Restricted Members and their Accounts with respect to periods during which they are Restricted Members:

(1)           Except as provided in Section 5.2, no Company Contributions shall be credited to a Restricted Member’s Company Contributions Account; and

(2)           No Salary Deferrals shall be contributed to a Restricted Member’s Salary Deferral Accounts.

ARTICLE 4

SALARY DEFERRALS AND ROLLOVER CONTRIBUTIONS

4.1           Amount of Salary Deferrals

Salary Deferrals are required of all Members other than Restricted Members.  Subject to Section 4.14 and the limitations of this Article 4 and Article 15, any such Member may elect to contribute Salary Deferrals equal to any whole percentage of his Compensation received each pay period after becoming a Member, but not in excess of 35 percent of such Compensation.  Salary Deferrals are not permitted to be made by a Member for any payday on which such Member is not an Eligible Employee.

The amount of a Member’s Salary Deferrals shall be withheld by the Company from his Compensation on each payday.  All Salary Deferrals so withheld shall be paid by the Company to the Trustee as soon as reasonably practicable, but in no event later than the 15th day of the month next following the month in which they would otherwise have been payable to the Member in cash.  Salary Deferrals shall be fully vested and nonforfeitable at all times.

For Federal income tax purposes (and, wherever permitted, for state and local tax purposes), Salary Deferrals shall be deemed to be employer contributions to the Plan, and a Member’s election to commence or continue his membership in the Plan shall constitute an election to have his taxable compensation reduced by the amount of all of his Salary Deferrals.

On or after February 1, 1983, no Member shall make any Member Contributions to the Plan.  However, Member Contributions made before February 1, 1983, shall remain credited to the Member’s Employee Accounts until they are withdrawn or distributed pursuant to the provisions of the Plan.

4.2           Involuntary Reduction of Salary Deferral Rate

At any time prior to or during a Plan Year, the Company (at its sole discretion) may reduce the maximum rate at which any Member may contribute Salary Deferrals to the Plan for such Plan Year or during the remainder of such Plan Year, or the Company may require that any Member discontinue all Salary Deferrals for the remainder of such Plan Year, for the purpose of meeting the special nondiscrimination rules under the IRC.  Any reduction or discontinuance of Salary Deferrals may be applied selectively to individual Members or to particular classes of Members, as the Company may determine.  In addition to requiring a prospective reduction or discontinuance of Salary Deferrals, the Company may distribute to any Member such portion of the Salary Deferrals that he already contributed for a Plan Year as it determines is necessary to meet the special nondiscrimination rules under the IRC for such year, as provided in Sections 4.5, 4.8 and 15.3 below.

4.3           Voluntary Change of Salary Deferral Rate

A Member may elect at any time to change the rate of his Salary Deferrals prospectively to any other percentage permitted under this Article 4.  Any election pursuant to this

Section 4.3 shall be made in accordance with the Company’s written procedures applicable at the time of the election.

4.4           Voluntary Suspension of Salary Deferrals

A Member may elect to suspend all Salary Deferrals at any time, thereby becoming a Restricted Member pursuant to Section 3.4.  Any such election shall be made in accordance with the Company’s written procedures.  Any election to resume Salary Deferrals shall become effective as soon as reasonably practical after it is received by the Company, but in no event earlier than a) 180 days after the effective date of the election to suspend Salary Deferrals or b) effective January 1, 2007, 90 days after the effective date of the election to suspend Salary Deferrals.

When a Member resumes Salary Deferrals following such suspension, he may make new elections under this Article 4 regarding the amount and allocation thereof; provided, however, that if he does not make such new elections, his previous elections shall be applicable.

4.5           Return of Excess Deferrals

Subject to Section 4.14, the aggregate Salary Deferrals of any Member for any calendar year, together with his or her elective deferrals under any other plan or arrangement to which section 402(g) of the IRC applies and that is maintained by PACCAR Inc or any Subsidiary (as defined in Section 2.1(nn) without regard to the last sentence thereof), shall not exceed $15,000 (or such larger amount as may be adopted by the Commissioner of Internal Revenue to reflect a cost-of-living adjustment).  In the event that such aggregate Salary Deferrals and elective deferrals of any Member for any calendar year exceed $15,000 (or such larger amount as may be adopted by the Commissioner of Internal Revenue to reflect a cost-of-living adjustment), then such portion of the Excess Deferrals, and any income or loss allocable to such portion, shall be refunded to the Member not later than the April 15 next following the close of such calendar year.

In the event that a Member’s elective deferrals (within the meaning of section 402(g)(3) of the IRC) for a calendar year exceed $15,000 (or such larger amount as may be adopted by the Commissioner of Internal Revenue to reflect a cost-of-living adjustment) solely because such Member participated in this Plan and a plan or arrangement maintained by an employer other than PACCAR Inc or any Subsidiary (as defined in Section 2.1(nn) without regard to the last sentence thereof), then such Member may designate all or a portion of such Excess Deferrals as attributable to this Plan and may request a refund of such portion by notifying the Company in writing on or before the March 1 next following the close of such calendar year.  If timely notice is received, then such a Member’s Excess Deferrals, and any income or loss allocable thereto, shall be refunded to the Member from this Plan no later than the April 15 next following the close of such calendar year.

Income (and loss) allocable to Excess Deferrals for the calendar year, but not for the period between the end of the calendar year and the date of distribution of such Excess Deferrals, shall be determined pursuant to the provisions for allocating income (and loss) to a Participant’s Accounts under Section 7.2 of the Plan.

4.6           Average Deferral Percentage Limitation

The Plan shall satisfy the average deferral percentage test provided in section 401(k)(3) of the IRC and section 1.401(k)-1 of the Income Tax Regulations issued thereunder.  Subject to the special rules described in Section 4.10, the Aggregate 401(k) Contributions of Highly Compensated Employees shall not exceed the limits described below:

(a)           An Actual Deferral Percentage shall be determined for each Highly Compensated Employee who, at any time during the Plan Year, is a member (including a suspended Member) or is eligible to participate in the Plan, which Actual Deferral Percentage shall be the ratio, computed to the nearest one-hundredth of one percent, of the Highly Compensated Employee’s Aggregate 401(k) Contributions for the Plan Year to the Highly Compensated Employee’s Section 414(s) Compensation for the Plan Year;

(b)           If the Company elects (in accordance with applicable law) to apply this Subsection (b), an Actual Deferral Percentage shall be determined for each Nonhighly Compensated Employee who, at any time during the Plan Year, is a Member (including a suspended Member) or is eligible to participate in the Plan, which Actual Deferral Percentage shall be the ratio, computed to the nearest one-hundredth of one percent, of the Nonhighly Compensated Employee’s Aggregate 401(k) Contributions for the Plan Year to the Nonhighly Compensated Employee’s Section 414(s) Compensation for the Plan Year;

(c)           Provided the Company has not elected (in accordance with applicable law) to apply Subsection (b) rather than this Subsection (c), an Actual Deferral Percentage shall be determined for each Nonhighly Compensated Employee who, at any time during the preceding Plan Year, was a member (including a suspended Member) or who was eligible to participate in the Plan, which Actual Deferral Percentage shall be the ratio, calculated to the nearest one-hundredth of one percent, of the Nonhighly Compensated Employee’s Aggregate 401(k) Contributions for the preceding Plan Year to the Nonhighly Compensated Employee’s Section 414(s) Compensation for the preceding Plan Year;

(d)           The Actual Deferral Percentages (including zero percentages) of Highly Compensated Employees and Nonhighly Compensated Employees shall be separately averaged to determine each group’s Average Deferral Percentage; and

(e)           The Aggregate 401(k) Contributions of Highly Compensated Employees shall constitute Excess Contributions and shall be reduced, pursuant to Sections 4.7 and 4.8, to the extent that the Average Deferral Percentage of Highly Compensated Employees exceeds the greater of (1) 125 percent of the Average Deferral Percentage of Nonhighly Compensated Employees or (2) the lesser of (A) 200 percent of the Average Deferral Percentage of Nonhighly Compensated Employees or (B) the Average Deferral Percentage of Nonhighly Compensated Employees plus two percentage points.

4.7           Allocation of Excess Contributions to Highly Compensated Employees

Any Excess Contributions for a Plan Year shall be allocated to Highly Compensated Employees by use of a leveling process, whereby the Aggregate 401(k) Contributions of the Highly Compensated Employee with the highest dollar amount of Aggregate 401(k) Contributions are reduced to the extent required to (a) eliminate all Excess Contributions or (b) cause such Highly Compensated Employee’s Aggregate 401(k) Contributions to equal the Aggregate 401(k) Contributions of the Highly Compensated Employee with the next-highest Aggregate 401(k) Contributions.  Such leveling process shall be repeated until all Excess Contributions for such Plan Year are allocated to Highly Compensated Employees.

4.8           Distribution of Excess Contributions

Excess Contributions allocated to Highly Compensated Employees for the Plan Year pursuant to Section 4.7, together with any income or loss allocable to such Excess Contributions, shall be distributed to such Highly Compensated Employees not later than the March 15 next following the close of such Plan Year, if possible, and in any event no later than 12 months following the close of such Plan Year.  Any Salary Deferrals distributed pursuant to this Section 4.8 shall not be included in the Salary Deferrals that attract a Company Contribution under Section 5.2.  Notwithstanding the foregoing, to the extent Excess Contributions allocated to a Highly Compensated Employee for the Plan Year pursuant to Section 4.7 could otherwise constitute Age 50 Catch-Up Deferrals pursuant to Section 4.14, such Excess Contributions shall be recharacterized as Age 50 Catch-Up Deferrals for the Plan Year rather than be distributed to the Highly Compensated Employee as described above.

4.9           Qualified Company Contributions

The Company, in its sole discretion, may include all or a portion of the Company Contributions for a Plan Year in Aggregate 401(k) Contributions taken into account in applying the Average Deferral Percentage limitation described in Section 4.6 for such Plan Year, provided that the requirements of section 1.401(k)-2(a)(6) of the Income Tax Regulations are satisfied.

4.10         Special Rules

The following special rules shall apply for purposes of this Article 4:

(a)           The amount of Excess Deferrals to be distributed to a Member for a calendar year pursuant to Section 4.5 shall be reduced by the amount of any Excess Contributions previously distributed to such Member for the Plan Year ending within such calendar year;

(b)           The amount of Excess Contributions to be distributed to a Member for a Plan Year pursuant to Section 4.8 shall be reduced by the amount of any Excess Deferrals previously distributed to such Member for the calendar year ending with such Plan Year;

(c)           For purposes of applying the limitation described in Section 4.6, the Actual Deferral Percentage of any Highly Compensated Employee who is eligible to make Salary Deferrals and to make elective deferrals (within the meaning of section 402(g)(3) of the IRC) under any other plans, contracts or arrangements maintained by PACCAR Inc or any Subsidiary (as defined in Section 2.1(nn) without regard to the last sentence thereof) shall be determined as if all such Salary Deferrals and elective deferrals were made under a single arrangement (other than those plans that may not be permissively aggregated); provided, however, that if such plans have different plan years, the plans are aggregated with respect to contributions made within this Plan’s Plan Year only;

(d)           In the event that this Plan is aggregated with one or more other plans in order to satisfy the requirements of IRC section 401(a)(4), 401(k) or 410(b), then all such aggregated plans, including the Plan, shall be treated as a single plan for all purposes under all such IRC sections (except for purposes of the average benefit percentage provisions of IRC section 410(b)(2)(A)(ii));

(e)           In the event that the mandatory disaggregation rules of Treasury Regulation section 1.401(k)-1(b) apply to the Plan, or to the Plan and other plans with which it is aggregated as described in Subsection (d) above, then the limitation described in Section 4.6 shall be applied as if each mandatorily disaggregated portion of the Plan (or aggregated plans) were a single arrangement

(f)            Provided this limit is applied uniformly in determining the Average Deferral Percentage limitation for the Plan Year, the Company may limit Section 414(s) Compensation to the amount of such compensation paid to the Eligible Employee during the portion of the Plan Year that such Member was an Eligible Employee;

(g)           If the Plan permits participation in the 401(k) portion of the Plan prior to an Eligible Employee’s satisfaction of the minimum age and service requirements of section 410(a)(1)(A) of the IRC and if section 410(b)(4)(B) of the IRC is applied in determining whether the 401(k) portion of the Plan meets the requirements of section 410(b) of the IRC, then for purposes of performing the average deferral percentage test, the test may be performed separately with regard to Eligible Employees who have not met the minimum age and service requirements of section 410(a)(1)(A) of the IRC or, alternatively, Eligible Employees who have not met the minimum age and service requirements of section 410(a)(1)(A) of the IRC may instead be excluded in the determination of the Average Deferral Percentage for Nonhighly Compensated Employees, but not in the determination of the Average Deferral Percentage for Highly Compensated Employees; and

(h)           Income (and loss) allocable to Excess Contributions for the Plan Year, and for the period between the end of the Plan Year and the date of distribution of such Excess Contributions, shall be determined pursuant to Section 7.2.

4.11         Allocation of Salary Deferrals

A Member shall elect to allocate his Salary Deferrals among the Investment Options designated by the Company.  Each Eligible Employee shall elect, when he enrolls in the Plan, to allocate Salary Deferrals to one or more Investment Options in any whole percentage increment.  A Member who is an Employee may elect to change the relative amounts of future Salary Deferrals being allocated to one or more Investment Options in any whole percentage increment.

4.12         Diversification of Salary Deferral Account or Employee Account

Any Member may elect to transfer any whole percentage of the amount of the Member’s Salary Deferral Account or Employee Account then invested in one Investment Option to another Investment Option as permitted by the Company’s written procedures.

An election under this Section 4.12 may be made at any time to be effective as soon as reasonably practicable after it is received by the Company.  Any election under this Section 4.12 shall be made in accordance with the Company’s written procedures.

4.13         Rollover Contributions

With the Company’s prior written approval, any Eligible Employee may make one or more Rollover Contributions to the Plan.  An Eligible Employee who makes a Rollover Contribution at a time when he or she is not a Member for other purposes shall become a Restricted Member.  A Rollover Contribution shall be permitted only if it meets all of the following conditions:

(a)           The contribution must be made entirely in the form of U.S. dollars;

(b)           The Eligible Employee must demonstrate to the Company’s satisfaction that the contribution is attributable to the Eligible Employee’s participation (or the participation of the Eligible Employee’s deceased spouse, or the participation of the Eligible Employee’s former spouse and the Eligible Employee is an alternate payee as to such former spouse under such other plan pursuant to a qualified domestic relations order under section 414(p) of the IRC) in another employer’s retirement plan, or in an individual retirement account or annuity described in section 408(a) or 408(b) of the IRC, and that the contribution qualifies as a rollover distribution from a plan that meets the requirements of section 401(a) or 403(a) of the IRC, an annuity contract described in section 403(b) of the IRC, an eligible plan under section 457(b) of the IRC which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state, or an individual retirement account or annuity described in section 408(a) or 408(b) of the IRC; and

(c)           The contribution is not attributable to employee after-tax contributions.

A Rollover Contribution shall be paid to the Company in a lump sum in cash.  Each approved Rollover Contribution shall be transferred to the Trustee as soon as reasonably practicable after it was paid to the Company.  The Rollover Contribution shall be allocated among one or more Investment Options in any whole percentage increment as the Member may elect.  Such election shall be made in accordance with the Company’s written procedures.

4.14         Age 50 Catch-Up Rules

Eligible Members (as defined in Section 4.14(a) below) may make additional Salary Deferrals (“Age 50 Catch-Up Deferrals”) up to the amounts specified in Section 4.14(b) below.

(a)           For purposes of this Section 4.14, “Eligible Member” means a Member who meets the following requirements:

(1)           The Member has attained the age of 50 before the close of the Plan Year.

(2)           The Member may make no other Salary Deferrals due to the limit described in Section 4.5 or the limits imposed under Section 4.1 or Section 15.

(b)           The maximum amount of Age 50 Catch-Up Deferrals an Eligible Member may make during a Plan Year shall not exceed the lesser of:

(1)           the Age 50 Catch-Up Amount; or

(2)           the excess, if any, of (i) the Eligible Member’s Compensation for the Plan Year, over (ii) any other Salary Deferrals made on behalf of the Eligible Member for such Plan Year without regard to this Section 4.14.

(c)           The “Age 50 Catch-Up Amount” for each Plan Year shall be the amount set forth in section 414(v)(2)(B)(i) of the IRC.  For Plan Years beginning after 2006, the Age 50 Catch-Up Amount specified in this Section 4.14(c) shall be adjusted as provided in section 414(v)(2)(C) of the IRC.

Age 50 Catch-Up Deferrals made pursuant to this Section 4.14 shall not be taken into account for purposes of the provisions of the Plan implementing the limitations of section 402(g) and section 415 of the IRC.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the IRC by reason of such Age 50 Catch-Up Deferrals.

ARTICLE 5

COMPANY CONTRIBUTIONS

5.1           Amount of Company Contributions

The Company shall make one or more Company Contributions during each Plan Year with respect to Members’ Salary Deferrals (other than Age 50 Catch-Up Deferrals).  Company Contributions initially may be paid to a suspense account maintained by the Trustee as part of the Plan.  The aggregate amount of Company Contributions for each Plan Year shall be equal to the sum of the amounts allocated for such Plan Year to Members pursuant to Section 5.2.

5.2           Allocation of Company Contributions

Company Contributions, determined under Section 5.1, shall be allocated as of the last day of each Plan Year to the Company Contributions Account of each Member who has completed a 12-month Period of Service on or before the last day of such Plan Year and who is an Employee on such date or who terminated employment during such Plan Year due to:

(a)           Death;

(b)           Total Disability;

(c)           Entry into the armed forces of the United States;

(d)           Layoff;

(e)           Retirement (as defined in Section 2.1(hh)); or

(f)            The Company’s decision to relocate the Member’s spouse who is also an Employee of the Company, if the Member relocates with the spouse and is not offered a job with the Company at the new location, if the Member defers distribution of his Plan Benefit to a date later than the last day of the Plan Year in which he separates from service.

The allocation shall be in an amount equal to the lesser of (1) 100 percent of the aggregate Salary Deferrals (other than Age 50 Catch-Up Deferrals) made by him during the Plan Year, not including Salary Deferrals returned to the Member pursuant to Sections 4.5, 4.8 or 15.3, or (2) five percent of Compensation received during the portion of the Plan Year that the individual is an Eligible Employee, a Member (including a Restricted Member) and has completed a 12-month Period of Service (in the current or a prior Plan Year).  Company Contributions shall be allocated in the form of PACCAR Stock which shall be valued for allocation purposes on the basis of the average price per share of all shares of PACCAR Stock paid to the Plan as part of the Company Contributions and acquired with suspense-account funds during the Plan Year.

5.3           Average Contribution Percentage Limitation

The Plan shall satisfy the average contribution percentage test provided in section 401(m)(2) of the IRC and section 1.401(m)-1 of the regulations issued thereunder.  Subject to the special rules described in Section 5.7, the Aggregate 401(m) Contributions of Highly Compensated Employees shall not exceed the limits described below:

(a)           An Actual Contribution Percentage shall be determined for each Highly Compensated Employee who is eligible to receive an allocation of Company Contributions under Section 5.2 (assuming, for this purpose, that Salary Deferrals have been allocated to such individual’s Accounts), which Actual Contribution Percentage shall be the ratio, computed to the nearest one-hundredth of one percent, of the Highly Compensated Employee’s Aggregate 401(m) Contributions for the

Plan Year to the Highly Compensated Employee’s Section 414(s) Compensation for the Plan Year;

(b)           If the Company elects (in accordance with applicable law) to apply this Subsection (b), an Actual Contribution Percentage shall be determined for each Nonhighly Compensated Employee who, at any time during the Plan Year, is a Member (including a suspended Member) or is eligible to participate in the Plan, which Actual Contribution Percentage shall be the ratio, computed to the nearest one-hundredth of one percent, of the Nonhighly Compensated Employee’s Aggregate 401(m) Contributions for the Plan Year to the Nonhighly Compensated Employee’s Section 414(s) Compensation for the Plan Year;

(c)           Provided the Company has not elected (in accordance with applicable law) to apply Subsection (b) rather than this Subsection (c), an Actual Contribution Percentage shall be determined for each Nonhighly Compensated Employee who, at any time during the preceding Plan Year, was a Member (including a suspended Member) or who was eligible to participate in the Plan, which Actual Contribution Percentage shall be the ratio, calculated to the nearest one-hundredth of one percent, of the Nonhighly Compensated Employee’s Aggregate 401(m) Contributions for the preceding Plan Year to the Nonhighly Compensated Employee’s Section 414(s) Compensation for the preceding Plan Year;

(d)           The Actual Contribution Percentages (including zero percentages) of Highly Compensated Employees and Nonhighly Compensated Employees shall be separately averaged to determine each group’s Average Contribution Percentage; and

(e)           The Aggregate 401(m) Contributions of Highly Compensated Employees shall constitute Excess Aggregate Contributions and shall be reduced, pursuant to Sections 5.4 and 5.5, to the extent that the Average Contribution Percentage of Highly Compensated Employees exceeds the greater of (1) 125 percent of the Average Contribution Percentage of Nonhighly Compensated Employees or (2) the lesser of (A) 200 percent of the Average Contribution Percentage of Nonhighly Compensated Employees or (B) the Average Contribution Percentage of Nonhighly Compensated Employees plus two percentage points.

5.4           Allocation of Excess Aggregate Contributions to Highly Compensated Employees

Any Excess Aggregate Contributions for a Plan Year shall be allocated to Highly Compensated Employees by use of a leveling process, whereby the Aggregate 401(m) Contributions of the Highly Compensated Employee with the highest Aggregate 401(m) Contributions are reduced to the extent required to (a) eliminate all Excess Aggregate Contributions or (b) cause such Highly Compensated Employee’s Aggregate 401(m) Contributions to equal the Aggregate 401(m) Contributions of the Highly Compensated Employee with the next-highest Aggregate 401(m) Contributions.  Such leveling process shall be repeated until all Excess Aggregate Contributions for such Plan Year are allocated to Highly Compensated Employees.

5.5           Distribution of Excess Aggregate Contributions

Excess Aggregate Contributions allocated to Highly Compensated Employees for the Plan Year pursuant to Section 5.4, together with any income or loss allocable to such Excess Aggregate Contributions, shall be distributed to such Highly Compensated Employees not later than the March 15 next following the close of such Plan Year, if possible, and in any event no later than 12 months following the close of such Plan Year.

5.6           Use of Salary Deferrals

The Company, in its sole discretion, may include all or a portion of the Salary Deferrals (other than Age 50 Catch-Up Deferrals) for a Plan Year in Aggregate 401(m) Contributions taken into account in applying the Average Contribution Percentage limitation described in Section 5.3 for such Plan Year, provided that the requirements of section 1.401(m)-2(b)(6) of the Income Tax Regulations are satisfied.

5.7           Special Rules

The following special rules shall apply for purposes of this Article 5:

(a)           For purposes of applying the limitation described in Section 5.3, the Actual Contribution Percentage of any Highly Compensated Employee who is eligible to participate in the Plan and to make employee contributions or receive an allocation of matching contributions (within the meaning of section 401(m)(4)(A) of the IRC) under any other plans, contracts or arrangements maintained by PACCAR Inc or any Subsidiary (as defined in Section 2.1(nn) without regard to the last sentence thereof) shall be determined as if Company Contributions allocated to such Highly Compensated Employee’s Accounts and all such employee contributions and matching contributions were made under a single arrangement (other than those plans that may not be permissively aggregated); provided, however, that if such plans have different plan years, the plans are aggregated with respect to contributions made within this Plan’s Plan Year only;

(b)           In the event that this Plan is aggregated with one or more other plans in order to satisfy the requirements of IRC section 401(a)(4), 401(m) or 410(b), then all such aggregated plans, including the Plan, shall be treated as a single plan for all purposes under all such IRC sections (except for purposes of the average benefit percentage provisions of IRC section 410(b)(2)(A)(ii));

(c)           In the event that the mandatory disaggregation rules of Treasury Regulation section 1.401(m)-1(b) apply to the Plan, or to the Plan and other plans with which it is aggregated as described in Subsection (b) above, then the limitation described in Section 5.3 shall be applied as if each mandatorily disaggregated portion of the Plan (or aggregated plans) were a single arrangement;

(d)           Provided this limit is applied uniformly in determining the Actual Contribution Percentage limitation for the Plan Year, the Company may limit Section 414(s) Compensation to the amount of such compensation paid to the Eligible Employee during the portion of the Plan Year that such Member was an Eligible Employee; and

(e)           If the Plan permits participation in the 401(m) portion of the Plan prior to an Eligible Employee’s satisfaction of the minimum age and service requirements of section 410(a)(1)(A) of the IRC and if section 410(b)(4)(B) of the IRC is applied in determining whether the 401(m) portion of the Plan meets the requirements of section 410(b) of the IRC, then for purposes of performing the average contribution percentage test, the test may be performed separately with regard to Eligible Employees who have not met the minimum age and service requirements of section 410(a)(1)(A) of the IRC or, alternatively, Eligible Employees who have not met the minimum age and service requirements of section 410(a)(1)(A) of the IRC may instead be excluded in the determination of the Average Contribution Percentage for Nonhighly Compensated Employees, but not in the determination of the Average Contribution Percentage for Highly Compensated Employees; and

(f)            Income (and loss) allocable to Excess Aggregate Contributions for the Plan Year, and for the period between the end of the Plan Year and the date of distribution of such Excess Aggregated Contributions shall be determined pursuant to Section 7.2.

5.8           Company Contributions Paid From Earnings and Profits; Other Limitations on Company Contributions

(a)           Company Contributions Paid From Earnings and Profits

Section 5.1 notwithstanding, Company Contributions, whether paid in cash or other property, shall be paid only out of the Current or Accumulated Earnings and Profits of any corporation participating in the Plan.

(b)           Suspension or Reduction of Company Contributions

Section 5.1 and (a) above notwithstanding, if for any fiscal year of PACCAR Inc it is determined that Earnings for such year are less than eight percent of the Capital Base, then Company Contributions may be suspended in whole or in part for a period of up to 12 months.  For purposes of this Subsection (b), “Earnings” for any fiscal year is defined as the sum of (1) total income before taxes of PACCAR Inc and consolidated subsidiaries and (2) interest expense on manufacturing long-term debt and Company Contributions to the Plan; and “Capital Base” means the sum of (1) stockholders’ equity and (2) manufacturing long-term debt of PACCAR Inc and consolidated subsidiaries (determined as of the end of the fiscal year preceding the fiscal year for which Earnings are measured); in each case as such amounts are determined from the annual audited financial statements (or related supporting documentation) for PACCAR Inc and subsidiaries for such fiscal year.

(c)           Effect of Suspension or Reduction on Salary

If the Company suspends or reduces Company Contributions pursuant to this Section 5.8, it shall notify the Trustee and all Members.  Each Member shall then have the right, by giving notice to the Company on the prescribed form within the notice period prescribed by the Company, to suspend his Salary Deferrals for the period with respect to which Company Contributions are reduced or suspended.  A suspension under such circumstances and for such period shall not be treated as a voluntary suspension of Salary Deferrals under Section 4.4.  A Member may also continue to contribute Salary Deferrals to the Plan, notwithstanding a reduction or suspension of Company Contributions by reason of this Section 5.8.  Company Contributions made with respect to any Plan Year in a reduced amount shall be allocated to Members in proportion to their Salary Deferrals for such Plan Year.

(d)           Effect of Suspension or Reduction on Future Company Contributions

If the Company suspends or reduces Company Contributions to the Plan pursuant to this Section 5.8, the Company shall be under no obligation at any future date to make additional Company Contributions with respect to any period of suspended or reduced Company Contributions, whether or not any Members have elected to continue their Salary Deferrals during such period of suspension or reduction of Company Contributions.

5.9           Company Contributions in PACCAR Stock

The Company may elect to pay all or part of any Company Contribution in the form of PACCAR Stock.  For purposes of determining the amount of the Company’s deduction under section 404 of the IRC, shares of PACCAR Stock so contributed shall be valued at the last-transaction price quoted by the National Market System of the National Association of Securities Dealers and reported by The Wall Street Journal with respect to the date on which such shares are paid to the Plan.

5.10         Diversification of Company Contributions Account

Each Member who (a) is age 50 or older and who has completed a Period of Service of five years or more; or (b) effective January 1, 2007, has completed three or more years of service (as defined below), may elect at any time to transfer any whole percentage of the amount of the Member’s Company Contributions Account then invested in one Investment Option (including the PACCAR Stock Fund) to another Investment Option (including the PACCAR Stock Fund) in accordance with the Company’s written procedures.  Any future Company Contributions allocated to such Member shall continue to be allocated to the Member’s Company Contributions Account in the form of PACCAR Stock.

Effective January 1, 2007, the Beneficiary of a deceased Member (whether or not the Member has completed three or more years of service) shall have the same investment rights as herein described.

For purposes of this Section 5.10, the date on which a Member completes three years of service is the third anniversary of the Member’s date of hire.

5.11         Return of Company Contributions

Any other provision of the Plan notwithstanding, each Company Contribution under Section 5.1 is expressly conditioned upon the deductibility of such contribution under

Section 404 of the IRC.  If the deductibility of a Company Contribution is denied, then the amount for which a deduction is disallowed (reduced by any losses incurred with respect to such amount) shall be returned to the Company within 12 months after the date of the disallowance.  In addition, if all or part of a Company Contribution is attributable to a mistake of fact, then the excess of such Company Contribution over the amount which would have been contributed in the absence of the mistake of fact (reduced by any losses incurred with respect to such excess) shall be returned to the Company within 12 months after the date of such Company Contribution.

ARTICLE 6

THE TRUSTEE AND THE TRUST FUND

6.1           The Trustee and Investment Managers

The exclusive authority and discretion to manage and control the Trust Fund shall be vested in the Trustee, except to the extent that the Trust Agreement provides that the Trustee is subject to the directions of the Company or an Investment Manager appointed by the Company.  Accordingly, subject to the provisions of the Plan, the Company shall enter into one or more Trust Agreements in such form and containing such provisions as the Company may deem appropriate, including (without limitation) constraints on the investment of the Trust Fund and the power and authority of the Trustee to amend the Trust Agreement or to terminate the trust.  All Salary Deferrals, Rollover Contributions and Company Contributions under the Plan shall be paid by the Company to the Trustee to be held, invested and distributed subject to the terms and conditions of the Plan and the Trust Agreement.

The Company from time to time may appoint one or more Investment Managers with respect to all or any portion of the Trust Fund and may enter into an investment management agreement with any Investment Manager so appointed.  Each Investment Manager so appointed shall have the exclusive authority and discretion to manage and control the assets of the Trust Fund assigned to him (it), except to the extent that the applicable investment management agreement provides that such Investment Manager is subject to the directions of the Company or a Trustee.

6.2           Investment Funds

The Trust Fund shall consist of the PACCAR Stock Fund and one or more Investment Options selected by the Company.  For purposes of investment, the Trustee may divide any part of the Trust Fund into one or more sub-funds.  The Trustee may physically segregate the assets of any sub-fund, invest the assets of such sub-fund separately, and account separately for the income, gains, expenses and losses of such sub-fund.

The “PACCAR Stock Fund” shall be invested in PACCAR Stock.  The PACCAR Stock Fund shall consist of all PACCAR Stock held by the Trustee, and all cash held by the Trustee which is derived from dividends on PACCAR Stock, Company Contributions to be invested in PACCAR Stock, Salary Deferrals by Members that are to be invested in PACCAR Stock, Member Contributions that are to be invested in PACCAR Stock, Rollover

Contributions that are to be invested in PACCAR Stock, and proceeds from sales of PACCAR Stock (except while such cash may be otherwise invested as provided under the Trust Agreement).  All dividends on PACCAR Stock and all proceeds from the sale of PACCAR Stock shall be invested in the PACCAR Stock Fund, except as otherwise provided in the Plan.

6.3           Voting of PACCAR Stock

Trust Fund assets invested in PACCAR Stock may be registered in the name of the Trustee or any nominee; provided that the Trustee’s records evidence the interest of the Trust Fund therein.  Each Member shall be entitled to vote the whole number of shares of PACCAR Stock credited to him in his Company Contributions Account, Salary Deferral Account, and Employee Account as of the most recent practicable Valuation Date prior to the record date for each meeting of shareholders of PACCAR Inc.  Each Member, prior to such meeting, shall be furnished with the proxy statement for such meeting, together with a form to be sent to the Trustee on which may be set forth the Member’s instructions as to the manner of voting such shares of PACCAR Stock.  Upon receipt of such instructions (which the Trustee shall hold in confidence), the Trustee shall vote such shares in accordance therewith.  The Trustee shall vote all shares of PACCAR Stock held by it upon any matter as to which no instructions were given by Members within such reasonable period of time prior to any shareholder meeting as may be specified by the Trustee, or which cannot be voted pursuant to Members’ instructions, in direct proportion to the shares of PACCAR Stock with respect to which it has received timely voting instructions by Members.

6.4           Other Instructions by Members

In the event that any person or group of persons makes a tender offer subject to section 14(d) of the Securities Exchange Act of 1934 to acquire all or part of the outstanding shares of PACCAR Stock, including the PACCAR Stock held in the Trust Fund (“Acquisition Offer”), each Member shall be entitled to direct the Trustee confidentially to tender all or part of those shares of PACCAR Stock that would then be subject to such Member’s voting instructions under Section 6.3.  If the Trustee receives an instruction by the date communicated by the Company to Members, the Trustee shall tender such shares in accordance with such instruction.  Any PACCAR Stock as to which the Trustee does not receive timely instructions shall not be tendered by the Trustee.  The Company shall distribute to each Member all appropriate materials pertaining to the Acquisition Offer, including the statement of the position of the Company with respect to such offer issued pursuant to Rule 14e-2 under the Securities Exchange Act of 1934, as soon as practicable after such materials are issued; provided, however, that if the Company fails to issue such statement within five business days after the commencement of such offer, the Company shall distribute such materials to each Member without the statement by the Company and shall separately distribute such statement as soon as practicable after it is issued.

6.5           Trust Fund Investment Losses:  Interest in Trust Fund

All payments of Benefits shall be made solely from the assets of the Trust Fund.  No Fiduciary guarantees the Trust Fund or any Company Contributions, Salary Deferrals, Rollover Contributions or Member Contributions in any manner against investment loss or depreciation in asset value.  Except only as expressly provided by the Plan, and then only to the extent of his Benefit payable under the Plan from the assets of the Trust Fund, no person shall have any right to, or interest in, any assets of the Trust Fund.

6.6           ERISA 404(c) Requirements

The Plan is intended to comply with section 404(c) of ERISA with respect to Salary Deferral Accounts.  Accordingly, with respect to the investment of such Accounts, the Plan shall satisfy, among other requirements, Subsections (a), (b) and (c) below.

(a)           Choice of Broad Range of Investment Alternatives.  The Member shall be able to choose from at least three “core” investment alternatives.  Each core investment alternative shall be diversified, shall demonstrate materially different risk and return characteristics from each other core investment alternative and shall, when combined with other Investment Options, tend to minimize through diversification the overall risk of the Member’s portfolio.  In the aggregate, the three core investment alternatives shall constitute a broad range of alternatives such that, by choosing among them, a Member may achieve a portfolio with risk and return characteristics at any point within the range normally appropriate to the Member’s portfolio.

(b)           Frequency of Investment Instructions.  The Member shall be able to give investment instructions to a person designated by the Company as an agent for this purpose.  The person shall be obligated to comply with the instructions of the Member, except as otherwise permitted by law.  The Member shall be able to give investment instructions for each investment alternative as frequently as is appropriate given the volatility of the investment, but no less frequently than once within every three-month period.

(c)           Provision of Sufficient Information to Member or Beneficiary.  The Member shall be provided information sufficient to make informed decisions regarding the Plan’s Investment Options.  Such information shall include:

(1)           An explanation that the Plan is intended to be in compliance with ERISA section 404(c) and that Plan fiduciaries may be relieved of liability for losses that arise from the Member’s investment choices;

(2)           A description of all Investment Options, including a general description of the investment objectives of each and the level of diversification in each;

(3)           An explanation that Members and Beneficiaries may review any prospectuses or similar materials made available to the Plan for each Investment Option;

(4)           The identification of any designated investment manager;

(5)           An explanation of the circumstances under which a Member may give investment instructions, together with any limitations on those instructions;

(6)           A description of any transaction fees, charges or expenses to a Member’s Account in connection with the purchase or sale of any Investment Option;

(7)           The name, address and telephone number of the Plan fiduciary responsible for providing information on request with a description of such information available upon request;

(8)           An explanation of the established procedures designed to provide for the confidentiality of information concerning the purchase, holding or sale of PACCAR Stock;

(9)           A copy of the most recent prospectus in the case of an initial purchase in an Investment Option subject to the Securities Act of 1933; and

(10)         Any materials provided to the Plan that relate to the exercise of voting, tender or similar rights passed through to Members and Beneficiaries.

Information that must be provided on request in accordance with Department of Labor Regulation 2550.404c-1(b)(2) includes certain information relating to financial reports of Investment Options, operating expenses of the portfolio assets of the Investment Options, overall investment performance of the Investment Options and information relating to the shares of an investment in the requesting Members’ Account.  Additional information may be available upon request.

The Beneficiary of a Member shall have the same investment rights as herein described where such Beneficiary becomes entitled to a Member’s Salary Deferral Account under the Plan.

6.7           Expenses of Plan and Trust

The fees of the Trustee and any Investment Manager, and the expenses of administering the Trust Fund and the Plan, shall be paid by the Trustee out of the Trust Fund pursuant to the terms of the Trust Agreement, except such expenses as are paid by the Company.

ARTICLE 7

ACCOUNTS AND VALUATIONS

7.1           Types of Accounts

The Company shall establish and maintain Accounts for each Member which reflect his interest in contributions made under the Plan and the investment experience thereof.  A Member’s interest in the Plan shall consist of one or more of the following Accounts:

(a)           Company Contributions Account

A Company Contributions Account, reflecting Company Contributions made on behalf of a Member with respect to periods after June 30, 1978 and earnings, losses and expenses attributable to such Company Contributions.

(b)           Salary Deferral Accounts

A Salary Deferral Account, reflecting Salary Deferrals (including Age 50 Catch-Up Deferrals) and Rollover Contributions made by a Member to the Plan and earnings, losses and expenses attributable to such Salary Deferrals (including Age 50 Catch-Up Deferrals) and Rollover Contributions.  A Salary Deferral Account may also include amounts transferred from a Prior Profit Sharing Account effective July 1, 1987, and earnings, losses and expenses attributable to such amounts.

(c)           Employee Accounts

An Employee Account, reflecting Member Contributions made by a Member to the Plan prior to February 1, 1983 and earnings, losses and expenses attributable to such Member Contributions.

Such separate Accounts are maintained for accounting purposes and shall not require a segregation of Trust Fund assets to each Account.

7.2           Valuation of Accounts

As of each Valuation Date, the Company shall determine the fair market value and balance of each Member’s Accounts, as provided in (a), (b), (c) and (d) below.  The Company may use any lawful procedure for determining the fair market value and balance of Accounts; provided that such procedure is consistent with this Section 7.2.

(a)           Valuation of Trust Fund

The Company shall ascertain from the Trustee the fair market value of the assets of each portion of the Trust Fund as of the valuation Date.  The fair market value of PACCAR Stock shall be the last-transaction price quoted by the National Market System of the National Association of Securities Dealers and reported by The Wall Street Journal with respect to the Valuation Date.

(b)           Contributions Credited

The Company shall credit to each Member’s Company Contributions Account the amount of any Company Contributions allocated as of the last day of the Plan Year.  The Company shall credit to each Member’s Salary Deferral Accounts the amount of Salary Deferrals withheld, transfers from Company Contributions Accounts received and Rollover Contributions received in such calendar month.

(c)           Charges Against Accounts

The Company shall charge against each Member’s Company Contributions, Salary Deferral and Employee Accounts, as applicable, the amount of any transfers, withdrawals, loans and distributions of Benefits effected during the calendar month ending with the Valuation Date.

(d)           Allocation of Dividends

Notwithstanding any other provision of the Plan, a Member may, in accordance with procedures established by the Company, elect to have any cash dividends paid on PACCAR Stock that is held in the Member’s Company Contributions Account, Salary Deferral Account or Employee Account, as applicable, paid directly to such Member in cash or allocated to the Member’s Account(s) and re-invested in PACCAR Stock.  In the absence of a proper election by the Member, any such cash dividend shall be allocated to the Member’s Account(s) and re-invested in PACCAR Stock.

7.3           Statements for Members

A statement for each Member shall be prepared and distributed to the Member annually or more frequently, as determined by the Company.  Such statement shall reflect the status (including the fair market value) of the Member’s Accounts and shall contain such other information as the Company may determine.

ARTICLE 8

AMOUNT AND DISTRIBUTION OF BENEFITS

8.1           Vesting and Amount of Benefits

Each Member’s interest in his Accounts is 100 percent vested at all times.  In the case of a reemployed Member who previously incurred a forfeiture from his Company Contributions Account under the Plan as in effect prior to January 1, 1989, any such forfeiture may be restored to the Member’s Company Contributions Account if the Member satisfies the requirements of the Plan as in effect prior to January 1, 1989, concerning the repayment of prior forfeitures.  Benefits to which a Member is entitled are distributable to such Member or his Beneficiary, as the case may be, as further provided in this Article 8.  The amount distributable to the Member shall be determined as of the later of (a) the Valuation Date coinciding with or immediately following the date of the Member’s termination of employment or (b) the Valuation Date coinciding with or immediately preceding the distribution date elected by the Member under Section 8.2.

8.2           Normal Time of Distribution

Subject to Sections 8.3, 8.4 and 8.8, a Member’s Benefit shall be distributed to him on (or as soon as reasonably practicable after) the date that he has elected.  The distribution election shall be made in accordance with the Company’s written procedures, and where applicable, such procedures shall require the consent (written, if necessary) of the Member to the distribution of his Benefit before he attains age 65.

8.3           Time of Distribution

A Member who is Totally Disabled may elect to receive his Plan Benefit in accordance with the Company’s written procedures.  In the case of a Member who is not Totally Disabled, the Benefit shall not be distributed before the later of the following dates:

(a)           The date when the Member ceases to be an Employee; or

(b)           The date when the Company receives the election.

Notwithstanding the preceding provisions of this Section 8.3 and subject to Section 8.4, a Member’s Benefit shall be paid or commenced by his Required Beginning Date.  If the Member fails to file a timely distribution election form, Section 8.7 shall apply and Section 8.12 (relating to unclaimed Benefits) may apply.

8.4           Special Rules Regarding Distribution

(a)           If a Member other than a five-percent owner (as defined in section 416 of the IRC and taking into account any modifications under section 401(a)(9) of the IRC) is still an Employee as of his Required Beginning Date, he may elect (in the manner specified under the Company’s written procedures) to defer payment or commencement of his Benefit to the date he ceases to be an Employee, in which case the Company shall pay or commence his Benefit as soon as reasonably practicable thereafter, but not later than April 1 of the calendar year following the calendar year in which he ceases to be an Employee.

(b)           All distributions under the Plan shall be made in accordance with the Income Tax Regulations under Section 401(a)(9) of the IRC, including Income Tax Regulation Section 1.401(a)(9)-2 or its successor.  Such regulations are incorporated in the Plan by reference and shall override any inconsistent provisions of the Plan.  For purposes of Section 401(a)(9), life expectancy(ies) under this Plan shall not be recalculated.

8.5           Reemployment

In the event that a Member is reemployed and becomes a Member of the Plan prior to the distribution of his entire Benefit relating to his earlier period of employment, then (a) any election of a deferred distribution date under Section 8.2 shall be disregarded; (b) any installment payments in process shall be discontinued, and the undistributed portion of the Member’s Accounts which formerly had been in his PACCAR Stock Fund (if any) shall be retransferred to his PACCAR Stock Fund; and (c) the Member’s entire Benefit, including the Benefit relating to the period following his reemployment, shall be distributed in accordance with the latest distribution election form filed by the Member, after his reemployment, pursuant to Section 8.2.

8.6           Available Forms of Distribution

A Member whose employment as an Employee terminates may elect to have his Benefit distributed in one of the following forms:

(a)           A lump sum consisting of the whole shares of PACCAR Stock held in the Member’s Company Contributions Account, Salary Deferral Account and Employee Account as of the Valuation Date coincident with or immediately preceding distribution of the Member’s Benefit, and cash equal to the balance of the Member’s Benefit; or

(b)           A lump sum consisting entirely of cash.

8.7           Election of a Form of Distribution

(a)           General Rule

A Member entitled to a Benefit shall elect a form of distribution under Section 8.6 in accordance with the Company’s written procedures.  Such election shall include such information as the Company may reasonably require and, if the distribution is to be made prior to the Member’s attainment of age 65, the election shall be made no more than 90 days prior to the distribution date elected by the Member.

(b)           Member Who Fails to Elect Payment Form

If a Member’s Benefit must be paid after he ceases to be an Employee on account of his Required Beginning Date, he shall elect a form of distribution under Section 8.6 for this Benefit.  If the Member fails to elect any form of distribution for such benefit before his Required Beginning Date, then such Benefit shall be distributed in the form of a lump sum consisting entirely of cash.

8.8           Small Benefits

Any other provision of this Article 8 notwithstanding, effective for distributions made on or after March 28, 2005, if the value of a Member’s entire Benefit equals $1,000 or less before the first payment of such Benefit is made, then the Benefit automatically shall be paid to such Member (or, in the case of his termination as a result of his death, to his Beneficiary) in a single lump sum in cash as soon as administratively practicable after the Member’s termination and without his consent.  The foregoing notwithstanding, (a) in the case of a Member who has made the election described in Section 5.2, the determination of whether the value of the Member’s entire Benefit equals $1,000 or less shall be made immediately following the last day of the Plan Year in which such Member terminated employment and (b) in the event of termination of a Member’s employment due to a Layoff, payment shall be made as soon as administratively practicable following the last day of the Plan Year following the Plan Year in which the termination of employment occurred.  If the value of a benefit payable to an alternate payee pursuant to a qualified domestic relations order (as defined in section 414(p) of the IRC) (“QDRO”) is not more than $1,000 and payment of such benefit has not commenced, such benefit shall be paid automatically to such alternate payee in a single lump sum in cash as soon as administratively practicable after the QDRO is received by the Plan and without the alternate payee’s consent.

8.9           Survivors’ Benefits

(a)           Member Dies After Installments Commence

This Subsection (a) shall apply only in the event that a Member elected to receive all or a portion of his Benefit in annual installments under Section 8.6(c) and then dies after installment payments have commenced but before such payments are completed.  The remaining installments of such Member’s Benefit ordinarily shall be paid to his Beneficiary in accordance with the predetermined distribution schedule originally established for him by the Company.  However, a Beneficiary may make a request, subject to the Company’s consent, to accelerate the distribution of any or all unpaid installments to which such Beneficiary is entitled.  The request shall be made in accordance with the Company’s written procedures.

(b)           Member Dies Before Benefit Distribution

This Subsection (b) shall apply in the event that a Member dies before his Benefit is distributed and (a) above does not apply.  Such Member’s Benefit ordinarily shall be paid to his Beneficiary in the form of a single lump sum in cash, and the distribution ordinarily shall be made as soon as reasonably practicable after the Member’s death.  A Beneficiary may, however, make request to defer the distribution of the Benefit to which such Beneficiary is entitled.  However, the distribution shall in no event be made later than five years after the Member’s death.  A Beneficiary shall make the request to receive the Benefit to which such Beneficiary is entitled or to defer receipt in accordance with the Company’s written procedures.

(c)           Designating a Beneficiary

Upon commencement of membership, each Member shall name one or more persons as the Beneficiary who will receive any distribution payable under the Plan in the event of the Member’s death.  The designation shall be registered with the Company in accordance with the Company’s written procedures.  If the Member has not made an effective designation of a Beneficiary or if none of the named Beneficiaries is living when any distribution is to be made, then (1) the spouse of the deceased Member shall be the Beneficiary or (2) if the Member has no spouse living at the time of such distribution, then the living children of the deceased Member shall be the Beneficiaries in equal shares or (3) if the Member has neither spouse nor children living at the time of such payment, the estate of the Member shall be the Beneficiary.  The Member may change his designation of a Beneficiary from time to time in accordance with procedures established by the Company.  Any other provision of this Subsection (c) notwithstanding, in the case of a married Member, any designation of a person other than his spouse as Beneficiary shall be effective only if the spouse consents to the designation in writing and such written consent is witnessed by a notary public.

8.10         No Alienation of Benefits; Qualified Domestic Relations Order

No benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to actually being received by the person entitled to such benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to a benefit payable hereunder shall be void.  However, neither of the following shall constitute a violation of this Section 8.10:

(a)                                  The creation or recognition of a right in an alternate payee to any pension payable with respect to a Member pursuant to a qualified domestic relations order (as defined in IRC Section 414(p)), as determined in accordance with procedures established by the Company, and the payment of benefits in accordance with the applicable requirements of such order; or

(b)                                 The Trustee’s compliance with instructions from the Company to reduce a Member’s benefit by amounts the Member is ordered or required to pay the Plan, where such order or requirement: (i) arises under a judgment of conviction for a crime involving the Plan, under a civil judgment (including a consent order or decree) entered by a court on or after August 5, 1997 in an action brought in connection with a violation of part 4 of subtitle B of title I of ERISA or under a settlement entered into on or after August 5, 1997 with the Department of Labor asserting a violation of part 4 of subtitle B of title I of ERISA; and (ii) the judgment, order, decree or settlement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Member’s benefits provided under the Plan.

Pursuant to a qualified domestic relations order, the Plan may distribute any benefit payable to an alternate payee in the form of a single lump sum in cash prior to the earliest date upon which the Member could receive his Benefit.  To the extent that a qualified domestic relations order creates, assigns, or recognizes the right of an alternate payee to any portion of the Benefit otherwise payable to or with respect to a Member, such portion shall not thereafter be taken into account in determining the Benefit payable to or with respect to that Member under the Plan.

8.11         Facility of Payment

Whenever, in the Company’s opinion, a person entitled to receive any distribution of a Benefit or installment thereof is under a legal disability or is physically or mentally incapacitated in any way so as to be unable to manage his financial affairs, the Company may direct the Trustee to make distribution to such person or to his legal representative or to a relative or friend of such person for his benefit; or the Company may direct the Trustee to apply the payment for the benefit of such person in such manner as the Company considers advisable.

8.12         Unclaimed Benefits

If any Benefit, or a portion thereof, becomes distributable under the Plan and the Company is unable to locate the Member or Beneficiary to whom the distribution is payable for three consecutive Plan Years, then the Member’s Accounts shall be closed after the third consecutive Plan Year during which such distribution is payable but the Member or Beneficiary cannot be found.  The amount of the unpaid Benefit shall be applied to reduce Company Contributions (unless mandatory provisions of applicable escheat laws require other application, in which case such Benefit shall be applied as such mandatory laws require), as determined by the Company.  If, however, the Member or Beneficiary subsequently makes a proper claim to the Company for any Benefit applied to reduce Company Contributions, then such Benefit (without income, gains or other adjustment) shall be restored to the Member’s Accounts from contributions made by the Company for this purpose, without regard to Current or Accumulated Earnings and Profits.  The Benefit shall thereafter be distributable in accordance with the terms of the Plan.

8.13         Payments Discharge Plan; Adverse Claims

Any payment or distribution made to any person in full compliance with the terms of the Plan shall fully discharge the Company, the Plan and any Trustee or insurance company making such payment from all adverse claims thereto respecting which prior written notice has not been given to any such entity making or directing the payment or distribution.  If the Company has received actual written notice of any adverse claim to any payment or distribution not yet made, the Company may suspend distribution and take such other action as it deems necessary or advisable to protect the Plan or its Members and Beneficiaries, until the respective rights of all interested persons have been determined to the satisfaction of the Company.

8.14         Direct Rollovers

(a)                                  Direct Rollover Option

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Company, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(b)                                 Definition of Eligible Rollover Distribution

An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the IRC; the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), except to the extent that such portion is directly rolled over to a qualified trust described in section 401(a) of the IRC which is a defined contribution plan and which agrees to separately account for the after-tax portion of the rolled over amount, or such portion is rolled over to an individual retirement account or annuity described in section 408(a) or 408(b) of the IRC; and a distribution which is made upon hardship of the Distributee.

(c)                                  Definition of Eligible Retirement Plan

An Eligible Retirement Plan is an individual retirement account described in section 408(a) of the IRC; an individual retirement annuity described in section 408(b) of the IRC; an annuity plan described in section 403(a) of the IRC; an annuity contract described in Section 403(b) of the IRC; an eligible plan under Section 457(b) of the IRC maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, that agrees to account separately for the Eligible Rollover Distribution; or a qualified defined contribution plan described in section 401(a) of the IRC that accepts the Distributee’s Eligible Rollover Distribution.  With respect to the portion of an Eligible Rollover Distribution that is not includible in gross income (if it were paid to the Distributee), an “Eligible Retirement Plan” is limited to an individual retirement account or annuity described in section 408(a) or 408(b) of the IRC, or a qualified defined contribution plan described in section 401(a) of the Code that agrees to account separately for the portion which is includible in gross income and the portion which is not so includible.

(d)                                 Definition of Distributee

A Distributee includes an Employee or former Employee.  In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the Alternate Payee under a qualified domestic relations order are Distributees with regard to the interest of the spouse or former spouse.

(e)                                  Definition of Direct Rollover

A Direct Rollover is a payment by the Plan directly to the Eligible Retirement Plan specified by the Distributee.

(f)                                    Waiver of Waiting Period

An Eligible Rollover Distribution may commence less than 30 days after the notice required under Income Tax Regulation section 1.411(a)-11(c) and section 402 (f) is given; provided that (1) the Company clearly informs the Member that the Member has the right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, the particular distribution option), and (2) the Member, after receiving the notice, affirmatively elects a distribution.

ARTICLE 9

LOANS

9.1           Amount of Loans

A Member or Restricted Member who is an Employee, and an Employee who is not a Member but who is a Restricted Member as a result of making one or more Rollover Contributions to the Plan, may obtain a cash loan from his Employee and Salary Deferral Accounts; provided, however, that (a) he or she shall not be permitted to obtain a loan under the Plan if, at any time in the prior 12 months, he or she defaulted on a Plan loan (as determined by the Company), and (b) he or she shall not be permitted to obtain more than two new loans in any Plan Year.  The minimum amount of the loan shall be $1,000.  The maximum amount of the loan shall be subject to the limitations of Section 9.2.  All loan amounts not evenly divisible by $100 shall be rounded down to the nearest $100.

9.2           Aggregate Loan Limitation

No loan shall be granted under the Plan if it would cause the aggregate balance of all loans which a Member or Restricted Member thereafter has outstanding under this Plan or under any other qualified plan maintained by any PACCAR Inc or any of its Subsidiaries (determined without regard to the last sentence of Section 2.1(nn)) to exceed the least of the following:

(a)                                  $50,000, less the highest outstanding loan balance during the period of 12 consecutive months ending on the day before a new loan is made; or

(b)                                 One-half of the value of the Member’s or Restricted Member’s Accounts (or such lesser amount as may be required pursuant to Regulation 2550.408b-1(f) of the Department of Labor).

9.3           Terms of Loans

A loan to a Member or Restricted Member shall be made on such terms and conditions as the Company may determine, provided that the loan shall:

(a)                                  Be evidenced by a promissory note signed by the Member or Restricted Member and secured by one-half of the value of his Accounts (regardless of whether a particular Account provided funds for the loan under Section 9.1);

(b)                                 Bear interest at a fixed rate (determined by the Company) commensurate with the interest rates charged for similar loans by commercial lenders;

(c)                                  Provide for level amortization over its term with payments at monthly or more frequent intervals, as determined by the Company;

(d)                                 Provide for loan payments (1) to be withheld whenever possible through periodic payroll deductions from the Member’s or Restricted Member’s compensation from the Company or (2) to be paid by check or money order whenever payroll withholding is not possible;

(e)                                  Provide for repayment in full on or before the earlier of (1) the distribution date elected by the Member pursuant to Section 8.2 or (2) the date five years after the loan is made (or the date 15 years after the loan is made if the loan is used to acquire a dwelling which, within a reasonable period of time, is used as the principal residence of the Member);

(f)                                    Provide that a Member or Restricted Member may not receive any distribution from any of his Accounts under Article 8 until the loan obligation is repaid, except to the extent that all or any part of such distribution is used to repay the outstanding balance of the loan; and

(g)                                 Provide that a Member’s or Restricted Member’s Accounts shall not be applied to the satisfaction of the Member’s loan obligations before the Accounts become distributable under Article 8, unless the Company determines that the loan obligations are in default and takes such actions as the Company deems necessary or appropriate to cause the Plan to realize on its security for the loan.  Such actions may include (without limitation) an involuntary withdrawal from the Member’s Accounts, first to the extent permitted under Section 10.1 and second from other amounts credited to the Member’s Accounts; provided that (1) such an involuntary withdrawal attributable to Company Contributions made with respect to those Plan Years that ended less than 24 months prior to the date of the withdrawal (adjusted to reflect any earnings, appreciation or losses attributable to such Company Contributions) and from amounts credited to Salary Deferral Accounts shall be permitted only to the extent that the hardship requirements of section 401(k)(2)(B)(i)(IV) of the IRC and of sections 1.401 (k) -1 (d)(2)(ii) and 1.401(k)-1(d)(2)(iii)(A) of the Income Tax Regulations are met, and (2) no such involuntary withdrawal shall be made from net unwithdrawn investment income credited to a Member’s Salary Deferral Accounts except to the extent of such net unwithdrawn investment income credited as of the last Valuation Date in the 1988 Plan Year.  If an involuntary withdrawal occurs, the Member shall not be permitted to obtain a loan under the Plan for a period of 12 months, commencing as of the last day of the payroll period in which the involuntary withdrawal occurs.  The consent of the Member’s spouse shall not be required at the time of any action taken by the Company under this Subsection (g).

9.4           Company Consent

The Company, based on the criteria set forth in this Article 9, may withhold its consent to any loan or may consent only to the borrowing of a part of the amount requested by the Member.  The Company shall act upon requests for loans in a uniform and nondiscriminatory manner, consistent with the requirements of section 401(a), section 401(k), section 4975 and related provisions of the IRC.

9.5           Source of Loans

If a Member requests and is granted a loan, the amount of the loan shall be disbursed from the Trust Fund.  The promissory note executed by the Member shall be held by the Trustee or by the Company as agent of the Trustee and the promissory note shall be treated as an investment of the Trust Fund.

9.6           Disbursement of Loans

A Member may request a loan in accordance with the Company’s written procedures.  A loan shall be disbursed as soon as reasonably practicable after the date on which the Company receives the prescribed loan request (subject to the Company’s consent).

9.7           Valuation Date

For purposes of this Article 9, the value of a Member’s Accounts shall be determined as of the Valuation Date coinciding with or next following the Company receives the prescribed loan request.

9.8           Loan Fees

A Member who obtains a loan under this Article 9 shall be required to pay such fees as the Company may impose in order to defray the cost of administering loans from the Plan.

ARTICLE 10

WITHDRAWALS

10.1         Regular Withdrawals

Any Member who is an Employee may withdraw any amount not in excess of the sum of the following:

(a)                                  The previously unwithdrawn value of the Member’s Employee Accounts as of the last Valuation Date in the 1988 Plan Year; and

(b)                                 The previously unwithdrawn shares of PACCAR Stock allocated to the Member’s Company Contributions Account as of the last Valuation Date in the 1988 Plan Year.

10.2         Source of Withdrawals

Withdrawals shall be paid from the available sources in the following sequence, as necessary, until the full amount has been satisfied:

(a)                                  First, from the Member’s Member Contributions which were not previously withdrawn;

(b)                                 Second, from other amounts credited to the Member’s Employee Accounts (to the extent that the balance in the Member’s Employee Accounts exceeds his unwithdrawn Member Contributions and to the extent that such amounts are  available under Section 10.1(a)); and

(c)                                  Last, from the Member’s Company Contributions Account (to the extent that the Company Contributions Account is available under Section 10.1(b)).

Subject to the preceding sentence and such other written ordering rules as the Company may adopt, the withdrawal from a Member’s Member Account shall be taken from the Investment Options in which such Account is invested on a pro rata basis.

10.3         Application for Withdrawals: Time and Form of Distribution

A Member who wishes to make any withdrawal under this Article 10 shall request a withdrawal in accordance with the Company’s written procedures.  The withdrawal distribution shall be paid as soon as reasonably practicable after receipt of such request by the Company.  Withdrawal distributions shall be made only in cash.  The amount available for withdrawal (including the value of any PACCAR Stock to be converted to cash) shall be determined as of the Valuation Date coincident with or next following the date on which the Company receives the withdrawal request form.

10.4         Limitations on Withdrawals

The total value of any withdrawal distribution shall not be less than $500, unless the aggregate amount available for withdrawal is less than $500, in which event only such aggregate amount may be withdrawn.

ARTICLE 11

SALE OF STOCK TO TRUSTEE

A Member or his Beneficiary may offer to sell to the Trustee any shares of PACCAR Stock distributed from the Member’s Company Contributions Account, Salary Deferral Account, or Employee Account as a Benefit under Article 8.  Any such offer shall be made in writing on the prescribed form.  To the extent that the Trustee has cash available for investment in PACCAR Stock, it may purchase pursuant to the Trust Agreement any shares of PACCAR Stock so offered at the last-transaction price quoted by the National Market System of the National Association of Securities Dealers and reported by The Wall Street Journal with respect to the trading day on which such offer was received by the Trustee at the address prescribed by it for this purpose.  No commission shall be paid in connection with any such purchase.

ARTICLE 12

PLAN ADMINISTRATION

12.1         Company as Plan Administrator

The Company is the named Fiduciary which has the discretionary authority to control and manage the operation and administration of the Plan, and it is the “administrator” of the Plan (as such term is used in ERISA).  The Company shall make such regulations, rules, interpretations, procedures and computations, and shall take such other action to administer the Plan, as it may deem appropriate.  Any regulations, rules and interpretations adopted by the Company shall be conclusive and binding on all persons.  Any regulations, rules and procedures of general application established by the Company for the administration or operation of the Plan shall be consistent with any applicable requirements of ERISA and the IRC.  In administering the Plan, the Company shall act in a nondiscriminatory manner to the extent required by section 401(a) and related provisions of the IRC and shall at all times discharge its duties with respect to the Plan in accordance with the standards set forth in section 404(a)(1) of ERISA.

12.2         Carrying out Fiduciary Duties

Any person or group of persons may serve in more than one Fiduciary capacity with respect to the Plan, and any Fiduciary may employ one or more persons to render advice with regard to such Fiduciary’s responsibilities under the Plan.

The Company may designate, by written instrument signed by both parties, one or more persons to carry out the Company’s Fiduciary responsibilities (other than Trustee responsibilities) under the Plan.  The Company’s duties and responsibilities as administrator and sponsor of the Plan which have not been delegated to others pursuant to the preceding sentence shall be carried out by its directors, officers and employees.  Such directors, officers and employees shall act on behalf and in the name of the Company in their respective capacities as directors, officers and employees and not as individual Fiduciaries.

12.3         Appointment of Public Accountant

The Company shall engage an independent qualified public accountant to conduct such examinations and to express such opinions as may be required by section 103(a)(3) of ERISA.  The Company in its discretion may remove and discharge the person so engaged, but in such case it shall appoint a successor independent qualified public accountant to perform such examinations and to express such opinions.

12.4         Reliance on Plan Records; Member’s Duty to Notify

In connection with the Company’s administration of the Plan, it is the responsibility of any person having rights under the Plan to notify the Company in writing of the current status of any matters affecting such rights, including (without limitation) the designation of Beneficiaries, the exercise of elections, facts relevant to employment and marital status, and the correct address to which matters affecting such person shall be mailed or delivered.  The Company may rely solely on the records of the Plan, as modified by any such written notice, and on information otherwise available to the Company, in its administration of the Plan.  The Company in administering the Plan may further rely on information or advice furnished by the Trustee, actuaries, counsel or other persons retained to advise or assist the Plan.

ARTICLE 13

CLAIMS AND REVIEW PROCEDURES

13.1         Applications for Benefits

Any application for benefits under the Plan shall be submitted to the Company.  Any application shall be in writing on the prescribed form and shall be addressed as follows:

Savings Investment Plan
PACCAR Inc
P.O. Box 1518
Bellevue, Washington 98009

13.2         Denial of Applications

In the event that any application for benefits is denied in whole or in part, the Company shall notify the applicant in writing of his right to an independent review of the denial.  Such written notice shall set forth, in a manner calculated to be understood by the applicant, specific reasons for the denial, specific references to the Plan provisions on which the denial is based, a description of any information or material necessary to perfect the application, an explanation of why such material is necessary, an explanation of the Plan’s review procedure, (including an explanation of the applicant’s right to initiate a lawsuit under section 502(a) of ERISA if the applicant’s appeal is denied), and, in the case of a Disability Claim (defined below), each specific internal rule, guideline, protocol or other similar criteria relied upon in making such denial (or a statement that such criteria were relied upon and will be provided free of charge to the applicant upon request), if any.  An application shall be granted, or written notice of a denial shall be given to the applicant, within 90 days (45 days in the case of a Disability Claim) after the Company receives a proper application, unless special circumstances (which are matters beyond the control of the Plan in the case of a Disability Claim) require an extension of time for processing the application.  In no event shall such an extension exceed a period of 90 days (30 days in the case of a Disability Claim) from the end of the initial 90-day period (45-day period in the case of a Disability Claim).  If such an extension is required, written notice thereof shall be furnished to the applicant before the end of the initial 90-day period (45-day period in the case of a Disability Claim) indicating the circumstances requiring an extension of time and the date by which the Company expects to render a decision.  If the Company determines that a decision on a Disability Claim cannot be rendered within the initial 30-day extension period due to matters beyond the control of the Plan, the period for making a determination may be extended for an additional 30 days, provided that written notice is furnished to the applicant before the end of the initial 30-day extension period indicating the circumstances requiring an additional extension of time and the date by which the Company expects to render a decision.  In the case of any extension with respect to a Disability Claim, the notice of extension shall specifically explain the standards on which benefit entitlement is based, the unresolved issues that prevent a decision on the Disability Claim, the additional information needed to resolve those issues and that the applicant shall have a period of 45 days within which to provide the specified information.  For purposes of this Article 13, “Disability Claim” shall mean a claim for benefits under the Plan based on an applicant’s Total Disability pursuant to Section 2.1(qq)(3) of the Plan.

13.3         Requests for Review

Any person whose application for benefits is denied in whole or in part (or such person’s duly authorized representative) may appeal from the denial by submitting to the Company a request for an independent review of such application within 60 days (180 days in the case of a Disability Claim) after receiving written notice of the denial.  Such independent review shall take into consideration all relevant documents and other information submitted by the applicant, whether or not such information was submitted in the initial benefit determination and, in the case of a Disability Claim, shall be conducted without deference to the initial determination.  The Company shall give the applicant (or such applicant’s authorized representative), upon request and free of charge, copies of and/or an opportunity to review pertinent documents (except legally privileged materials) in preparing such request for review and an opportunity to submit issues and comments in writing.  In the case of a Disability Claim, the Company shall identify each medical or vocational expert whose advice was obtained in connection with such denial, whether or not such advice was relied upon in making the denial.  The request for review shall be in writing and shall be addressed as follows:

Savings Investment Plan
PACCAR Inc
P.O. Box 1518
Bellevue, Washington 98009

The request for review shall set forth all of the grounds on which it is based, all facts in support of the request and any other matters which the applicant deems pertinent.  The Company may require the applicant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its review.  Any review of a denied application shall be conducted in the name of the Company by a panel of three or more individuals who did not take part in the initial processing of such application and, in the case of a Disability Claim, who are not subordinate to any person who took part in such initial processing.  The review panel shall be the named fiduciary that has the authority to act with respect to any appeal from a denial of a claim for benefits.  Any decision on appeal of a Disability Claim that is based in whole or in part on a medical judgment shall be made in consultation with an appropriate health care professional who did not take part in the initial processing of such application and is not subordinate to any person who took part in such initial processing.

13.4         Decision on Review

The Company shall act upon each request for review within 60 days (45 days in the case of Disability Claim) after receipt thereof, unless special circumstances require an extension of time for processing, but in no event shall the decision on review be rendered more than 120 days (90 days in the case of a Disability Claim) after the Company receives a proper request for review.  If such an extension is required, written notice thereof shall be furnished to the applicant before the end of the initial 60-day period (45-day period in the case of Disability Claim).  The Company shall give prompt, written notice of its decision to the applicant.  In the event that the Company confirms the denial of the application for benefits in whole or in part, such notice shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for such denial, specific references to the Plan provisions on which the decision is based, a statement that the applicant (or the applicant’s duly authorized representative) has the right, upon request and free of charge, to receive copies of and/or to review all pertinent documents (other than legally privileged documents), an explanation of the applicant’s right to initiate a lawsuit under section 502(a) of ERISA, and, in the case of a Disability Claim, each specific internal rule, guideline, protocol or other similar criteria relied upon in making such denial (or a statement that such criteria were relied upon and will be provided free of charge to the applicant upon request).  In the case of a Disability Claim, such notice shall also include the following statement:  “You and the Plan may have other voluntary alternative dispute resolution options, such as mediation.  One way to find out what may be available is to contact the local U.S. Department of Labor Office and your State insurance regulatory agency.”

13.5         Exhaustion of Administrative Remedies; Limitations

No legal or equitable action for benefits under the Plan shall be brought unless and until the claimant (a) has submitted a written application for benefits in accordance with Section 13.1, (b) has been notified that the application is denied, (c) has filed a written request for an independent review of the application in accordance with Section 13.3 and (d) has been notified in writing that the Company has affirmed the denial of the application; provided, however, that such an action may be brought after the Company has failed to act on the claim within a time period prescribed by Sections 13.2 or 13.4.

ARTICLE 14

GENERAL PROVISIONS

14.1         Information and Reports to Members

Each Member shall be advised periodically of the general provisions and the financial condition of the Plan and his Benefit hereunder, as required by law.  In addition, the Company shall also furnish to any Member or Beneficiary, upon written request, such information respecting the Plan and such person’s Benefit hereunder as may be required by law, but may require payment of a reasonable charge covering the cost of providing such data, as permitted by law.

14.2         Compliance With USERRA

Any other provision of the Plan notwithstanding, effective October 13, 1996, with regard to an Employee who after serving in the uniformed services is reemployed on or after December 12, 1994, within the time required by USERRA, contributions shall be made and benefits and service credit shall be provided under the Plan with respect to his or her qualified military service (as defined in section 414(u)(5) of the IRC) in accordance with section 414(u) of the IRC.  Furthermore, notwithstanding any provision of the Plan to the contrary, Participant loan payments may be suspended during a period of qualified military service.

14.3         Applicable Law

The Plan and the Trust Agreement are intended to establish a profit-sharing plan and trust qualified under IRC sections 401(a), 401(k) and 501 and maintained in conformity with said sections and regulations issued thereunder, and in conformity with other applicable provisions of Federal law and regulations governing profit-sharing plans and trusts.  Subject to the preceding sentence and to the extent not preempted by Federal law, the Plan shall be governed and construed in accordance with the laws of the State of Washington and shall be governed thereby.

14.4         No Employment Rights Conferred

Nothing in the Plan shall be deemed to give any person any right to remain in the employ of the Company.

14.5         Service Upon Plan; Limitations on Actions Against Plan

Valid service of any legal process upon the Company shall constitute service of process upon the Plan.  Any legal proceedings against the Plan shall be commenced within one year, or within any greater period allowed by ERISA section 413, after the cause of action arises, and if not commenced within the applicable period above described, shall be deemed abandoned and forever barred.

14.6         Plan Office; Records

The records of the Plan shall be maintained on a Plan Year basis.  The principal office of the Plan, where all Plan records shall be kept, shall be located at the principal office of PACCAR Inc.  Copies of all documents constituting a part of the Plan and any related documents shall also be made available at other locations, as may be required by law.  The Company shall allow any Member or Beneficiary reasonable access to any documents under which the Plan is established or operated, if a request for such access is made in accordance with the Company’s written procedure.

14.7         Form of Applications, Elections and Other Communications

All applications, authorizations, designations, elections, instructions or any other communications required or permitted of any person under the Plan shall be submitted to the Company in such form and manner and at such time as the Company may require and, if the Company deems it necessary or advisable, shall include the consent of such person’s spouse.

14.8         Spousal Consents

This Section 14.8 shall apply whenever the consent of a Member’s spouse is required for an election, waiver or designation made by such Member under the Plan.  Any spousal consent shall be in writing and shall be witnessed by a Plan representative (if permitted by the Company) or by a notary public.  The spousal consent shall acknowledge the effect of the Member’s action and shall, if applicable, specify the non-spouse Beneficiary being designated (including any class of Beneficiaries or contingent Beneficiaries).  The spousal consent shall be irrevocable.  Any other provision of the Plan notwithstanding, no spousal consent shall be required if (a) it is established to the satisfaction of the Company that there is no spouse or that the spouse cannot be located or (b) the Member is legally separated or has been abandoned (within the meaning of local law) and has an appropriate court order, unless a qualified domestic relations order provides otherwise.  If the spouse is legally incompetent to give consent, the spouse’s legal guardian (including the Member) may give consent.

14.9         Merger, Consolidation and Transfer of Assets or Liabilities

The Plan may not be merged or consolidated with any other plan, and no assets or liabilities of the Trust Fund may be transferred to any other plan, unless each Member would (if the Plan then terminated) receive a Benefit immediately after the merger, consolidation or transfer which is equal to or greater than the Benefit such Member would have been entitled to receive immediately before such merger, consolidation or transfer (if the Plan had been terminated).

ARTICLE 15

CONTRIBUTION LIMITATIONS

15.1         Basic Limitation

A Member’s Annual Addition with respect to any calendar year shall in no event exceed his Contribution Limitation for such calendar year.  In the event that a Member’s Contribution Limitation would be exceeded, his Annual Addition shall be reduced to an amount equal to his Contribution Limitation by reducing the components of his Annual Addition as necessary in the order in which they are listed in Section 15.4(b).  Such reduction shall be made in accordance with Sections 15.2 and 15.3 (where applicable).

15.2         Effect on Future Contributions

Articles 4 and 5 notwithstanding, the Salary Deferrals which a Member is permitted to contribute and his share of Company Contributions shall be reduced prospectively to the extent required by Section 15.1.  The aggregate amount of the Company Contributions that otherwise would be made under Article 5 shall be reduced accordingly.

15.3         Effect on Prior Contributions

If a Member’s Annual Addition exceeds his Contribution Limitation, then such Excess Annual Additions as are attributable to Salary Deferrals and Company Contributions shall be eliminated as follows:

(a)                                  Excess Annual Additions attributable to Salary Deferrals, including investment gains, shall be distributed to the Member.

(b)                                 Excess Annual Additions attributable to Company Contributions shall be transferred to a suspense account.  Any earnings, appreciation or losses attributable to the suspense account shall be allocated to such account.  All amounts credited to the suspense account shall be applied to reduce Company Contributions for the next calendar year, and for succeeding calendar years if necessary.  Such amounts shall be allocated among Members pursuant to Section 5.1 until the suspense account is exhausted (subject to this Article 15).  No Company Contributions shall be made as long as any amount remains in the suspense account.

15.4         Definitions

As used in this Article 15, the following words and phrases shall have the following meanings:

(a)                                  “Affiliate” means any corporation which is a member of a “controlled group of corporations” (within the meaning of IRC section 1563(a), determined without regard to IRC sections 1563(a)(4) and 1563(e)(3)(C), and as modified by IRC section 415(h)) of which group PACCAR Inc is also a member.

(b)                                 “Annual Addition” with respect to any calendar year means the sum of the following:

(1)                                  Employee contributions made by the Member under all qualified defined-contribution or defined-benefit plans maintained by PACCAR Inc or any Affiliate during such calendar year;

(2)                                  Employer contributions and forfeitures allocated to the Member under all qualified defined-contribution plans maintained by PACCAR Inc or any Affiliate, other than this Plan, as of any date within such calendar year;

(3)                                  Salary Deferrals contributed by the Member under this Plan during such calendar year; and

(4)                                  Company Contributions allocated to the Member under this Plan as of any date within such calendar year.

Rollover Contributions shall not be included in Annual Additions.

(c)                                  “Compensation” for purposes of this Article 15 only, means “wages” as defined in section 3401(a) of the IRC for purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in “wages” based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the IRC).  In addition, Compensation shall include elective deferrals excludable from the Member’s gross income under section 125 or section 402(e)(3) of the IRC and made to a plan maintained by the Company including amounts contributed to the Plan as

Salary Deferrals, and shall include elective deferrals excludable from the Member’s gross income under section 132(f)(4) of the IRC.

(d)                                 “Contribution Limitation” with respect to any calendar year means the lesser of (1) 100 percent of the Member’s Compensation for such calendar year or (2) $40,000 (as adjusted by the Commissioner of the Internal Revenue to reflect increases in the cost-of-living in accordance with section 415(d)(1)(C) of the IRC).

ARTICLE 16

AMENDMENT OR TERMINATION OF PLAN

16.1         Plan May Be Amended or Terminated

It is the intention of the Company that the Plan will continue indefinitely, but the Company may, at any time and for any reason, by action of its Board of Directors, its Chairman and Chief Executive Officer or a committee or individual(s) acting pursuant to a valid delegation of authority, amend the Plan retroactively or prospectively, terminate the Plan, or discontinue Company Contributions hereunder without terminating the Trust Agreement or the other provisions of the Plan.  Any other provision hereof notwithstanding, the Company shall have no obligation to continue to make contributions to the Plan after the termination of the Plan.

16.2         Amendments Cannot Reduce Accrued Benefits

No amendment of the Plan shall reduce the Benefit of any Member accrued under the Plan prior to the date when the amendment is adopted, except to the extent that a reduction in accrued benefits may be permitted by ERISA; and no amendment of the Plan nor any other action taken by the Company shall divert any part of the assets of the Trust Fund to purposes other than the exclusive purposes of providing benefits to Members or Beneficiaries who have an interest in the Plan and of defraying the reasonable expenses of administering the Plan and the Trust Fund, except as provided in Section 5.11.

16.3         Procedure Upon Plan Terminations

Upon termination of the Plan, the Company shall perform the procedures which would have been required pursuant to the Plan had the Plan termination date been a Valuation Date.  Upon completion of such procedures, the balances in each Member’s Accounts shall be distributed to such Member (or his Beneficiary) as provided in Article 8.  Upon termination of the Plan, no part of the Trust Fund shall revert to the Company, except as provided in Section 5.11.

16.4         Partial Terminations

If any partial termination (as determined by the Company in accordance with any applicable IRC provisions) of the Plan occurs, then the balances in the Accounts of those Members with respect to whom the Plan is so terminated shall be distributed as provided in Section 16.3.

16.5         Intent to Comply with ERISA

It is the intent of Sections 16.3 and 16.4 that a termination or partial termination of the Plan be accomplished in accordance with ERISA section 403.  In the event that the provisions of ERISA section 403(d)(1) or regulations adopted thereunder require that the assets of the Plan be allocated or distributed in a different manner upon any termination of the Plan, then the assets of the Plan shall instead be allocated or distributed as such provisions may require.

16.6         Fiduciary Powers Continue Until Distribution Complete

Until the final distribution of any Plan assets allocated on account of any termination or partial termination of the Plan, the Trust Fund shall continue, and the Company and the Trustee shall continue to have and may exercise all of the powers conferred upon them by the Plan and the Trust Agreement.

ARTICLE 17

PRIOR PROFIT SHARING PLAN

The Plan amends and restates the PACCAR Inc Profit Sharing Plan, as in effect on June 30, 1978.  The following rules apply with respect to the rights and benefits of Members under the Plan on such date:

17.1         No Reduction of Accrued Benefit

No provision of the amended and restated Plan is intended to reduce or limit any benefit which accrued under the provisions of the Plan as in effect from time to time prior to July 1, 1978.

17.2         Full Vesting

The balance in the Prior Profit Sharing Account of a Member who was an Employee on July 1, 1978 (plus the Member’s share of any Company Contributions or forfeitures made or imposed with respect to periods prior to July 1, 1978, but allocated thereafter), shall be fully vested and nonforfeitable, effective as of July 1, 1978.  Such balance shall remain fully vested and nonforfeitable on and after July 1, 1987, upon transfer of the Prior Profit Sharing Account balance to the Member’s Salary Deferral Accounts.

17.3         Continuing Distributions

Amounts being paid to a Member or Beneficiary in accordance with the provisions of the Plan in effect from time to time prior to July 1, 1978, shall continue to be paid in accordance with such provisions.

17.4         Beneficiary Designations

Any Beneficiary designation in effect as of June 30, 1978, under the prior provisions of the Plan shall be treated as a Beneficiary designation filed with the Company under Section 8.9 (c) of the Plan and shall be subject to all of the provisions and restrictions of Section 8.9(c).

17.5         Company Contributions

No Company contribution shall be made to any Prior Profit Sharing Account with respect to any period after June 30, 1978, but such a contribution may be made after June 30, 1978, with respect to a prior period.

17.6         Effective Date

With respect to periods prior to July 1, 1978, the rights of any person regarding a Prior Profit Sharing Account shall be determined and administered exclusively under the provisions of the Plan as in effect at the applicable time.

ARTICLE 18

SPECIAL TOP-HEAVY RULES

18.1         Determination of Top-Heavy Status

Any other provision of the Plan notwithstanding, this Article 18 shall apply to any Plan Year in which the Plan is a Top-Heavy Plan.  The Plan shall be considered a “Top-Heavy Plan” for a Plan Year if, as of the Determination Date for such Plan Year, the Top-Heavy Ratio for the Aggregation Group exceeds 60 percent.

18.2         Minimum Allocations

For any Plan Year during which the Plan is a Top-Heavy Plan, Company Contributions allocated to the Accounts of each Member who is not a Key Employee, but who is an Employee on the last day of such Plan Year, shall not be less than the lesser of (a) three percent of Wages or (b) the greatest allocation, expressed as a percentage of Compensation made to any Member who is a Key Employee.  To the extent required by this Section 18.2, the Company shall make additional Company Contributions without regard to the limitations of Section 5.8.

This Section 18.2 shall not apply to any Member for a Plan Year during which the Member received a minimum accrued benefit described in section 416(c)(1) of the IRC under a qualified defined-benefit plan maintained by PACCAR Inc or any of its Subsidiaries (determined without regard to the last sentence of Section 2.1(nn)).  However, this Section 18.2 shall apply to any Eligible Employee who could become a Member under Section 3.1 but who has not elected to do so.

18.3         Definitions

For purposes of this Article 18 only, the following definitions shall apply:

(a)                                  “Aggregation Group” means either the Required Aggregation Group or any Permissive Aggregation Group, as the Company may elect.

(b)                                 “Determination Date” means the last day of the Plan Year prior to the applicable Plan Year.

(c)                                  “Key Employee” means a key employee, as defined in section 416(i) of the IRC.

(d)                                 “Permissive Aggregation Group” means a group of qualified plans which includes (1) the Required Aggregation Group and (2) one or more plans of the Company or a Subsidiary which are not part of the Required Aggregation Group.  A Permissive Aggregation Group, when viewed as a single plan, must satisfy the requirements of sections 401(a)(4) and 410 of the IRC.

(e)                                  “Required Aggregation Group” means a group of qualified plans which includes (1) each plan of the Company or a Subsidiary in which a Key Employee participates and (2) each other plan of the Company or a Subsidiary which enables any plan in which a Key Employee participates to meet the requirements of sections 401(a)(4) or 410 of the IRC.

(f)                                    “Top-Heavy Ratio” means a percentage determined pursuant to section 416(g) of the IRC.  In applying section 416(g) of the IRC, the valuation date shall be the Determination Date.

(g)                                 “Wages” means “wages” as defined in section 3401(a) of the IRC for purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in “wages” based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the IRC).  “Wages” does not include Salary Deferrals or amounts in excess of $200,000 (as adjusted by the Commissioner of Internal Revenue to reflect increases in the cost-of-living in accordance with section 401(a)(17)(B)).

ARTICLE 19

EXECUTION

To record the amendment and restatement of the Plan to read as set forth herein, effective as of January 1, 2006, but subject to approval by the Internal Revenue Service and to any amendments necessary to obtain such approval and to comply with Department of Labor regulations and applicable securities laws, PACCAR Inc by its Chairman and Chief Executive Officer has executed this Plan on December 18, 2006.

PACCAR Inc

By	/s/ Mark Pigott
Chairman and
Chief Executive Officer